EXHIBIT 10.01


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               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                            dated as of June 3, 2008



                                      Among



                               VOLT FUNDING CORP.,
                                    as Seller


                                       and


       THE VARIOUS BUYERS AND BUYER AGENTS FROM TIME TO TIME PARTY HERETO,


                                       and


                        VOLT INFORMATION SCIENCES, INC.,
                                   as Servicer



                                       and



                         PNC BANK, NATIONAL ASSOCIATION,
                                as Administrator


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

                                TABLE OF CONTENTS

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
                                                                                                         Page
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               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION


1.01     Certain Definitions...............................................................................3

1.02     Interpretation and Construction..................................................................28

                                   ARTICLE II
                         AGREEMENT TO PURCHASE AND SELL


2.01     Purchase Limits..................................................................................29

2.02     Amount of Purchases..............................................................................30

2.03     Reduction of the Aggregate Maximum Net Investment and
         Net Investment; Termination of the Agreement.....................................................30

2.04     Fees Payable to the Buyer........................................................................32

2.05     Extension of the Liquidity Termination Date......................................................32

2.06     Additional Buyers................................................................................33

                                   ARTICLE III
                               BUYER'S ALLOCATION


3.01     Buyer's Allocation...............................................................................34

3.02     Frequency of Computation of the Buyer's Allocation...............................................34

                                   ARTICLE IV
                               CLOSING PROCEDURES


4.01     Purchase and Sale Procedures.....................................................................35

4.02     Conditions Precedent to the First Purchase.......................................................36

4.03     Conditions Precedent to Each Purchase, Reinvestment and Aggregate Net Investment.................39


                                       (i)

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
4.04     Purchase Price...................................................................................40

4.05     Security Interest................................................................................41

4.06     Non Assumption by the Buyer of Obligations.......................................................43

4.07     Character of Receivables Added to Receivables Pools..............................................43

4.08.    Fifth Third Liquidity Agreement..................................................................43

                                    ARTICLE V
                            SETTLEMENTS; ADJUSTMENTS


5.01     Settlement Statements............................................................................43

5.02     Receivables Status...............................................................................44

5.03     Non-Liquidation Settlements......................................................................44

5.04     Liquidation Settlements..........................................................................46

5.05     Allocation of Collections........................................................................47

5.06     Deferred Purchase Price..........................................................................47

5.07     Treatment of Collections and Deemed Collections..................................................48

                                   ARTICLE VI
                            PROTECTION OF THE BUYER;
                         ADMINISTRATION AND COLLECTIONS


6.01     Maintenance of Information and Computer Records..................................................48

6.02     Protection of the Interests of the Buyers........................................................48

6.03     Maintenance of the Location of Writings and Records..............................................49

6.04     Information......................................................................................50

6.05     Performance of Undertakings Under the Purchased
         Receivables; Indemnification.....................................................................51

6.06     Administration and Collections; Indemnification..................................................51

6.07     Complete Servicing Transfer......................................................................53

6.08     Lockboxes........................................................................................56

                                      (ii)

                                   ARTICLE VII
                              REPURCHASES BY SELLER

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
7.01     Repurchases......................................................................................56

7.02     Repurchase Price.................................................................................56

7.03     Reassignment of Repurchased Receivables..........................................................57

7.04.    Obligations Not Affected.........................................................................57

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES


8.01     General Representations and Warranties of the Seller.............................................57

8.02     Representations and Warranties of the Seller with Respect to Each Sale of Receivables............60

8.03     Representations and Warranties of the Servicer...................................................62

                                   ARTICLE IX
                                    COVENANTS


9.01     Affirmative Covenants of the Seller..............................................................64

9.02     Negative Covenants of the Seller.................................................................72

9.03     Affirmative Covenants of the Servicer............................................................75

9.04     Negative Covenants of the Servicer...............................................................82

                                    ARTICLE X
                                   TERMINATION


10.01    Termination Events...............................................................................82

10.02    Consequences of a Termination Event..............................................................82

                                   ARTICLE XI
                                  MISCELLANEOUS


11.01    Expenses.........................................................................................87

11.02    Payments.........................................................................................87

                                      (iii)

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
11.03    Indemnity for Taxes, Reserves and Expenses.......................................................88

11.04    Indemnity........................................................................................89

11.05    Holidays.........................................................................................92

11.06    Records..........................................................................................93

11.07    Amendments and Waivers...........................................................................93

11.08    No Implied Waiver; Cumulative Remedies...........................................................94

11.09    No Discharge.....................................................................................94

11.10    Notices..........................................................................................94

11.11    Severability.....................................................................................95

11.12    Governing Law....................................................................................95

11.13    Prior Understandings.............................................................................95

11.14    Survival.........................................................................................96

11.15    Counterparts.....................................................................................96

11.16    Set-Off..........................................................................................96

11.17    Time of Essence..................................................................................97

11.18    Payments Set Aside...............................................................................97

11.19    No Petition......................................................................................98

11.20    No Recourse......................................................................................98

11.21    Tax Treatment....................................................................................99

11.22    Assignment.......................................................................................99

11.23    Limitation on Signing Authority..................................................................99

                                   ARTICLE XII
                                   THE AGENTS

12.01    Appointment and Authorization...................................................................100

12.02    Delegation of Duties............................................................................101

12.03    Exculpatory Provisions..........................................................................101

12.04    Reliance by Agents..............................................................................102

                                      (iv)

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12.05    Notice of Termination Events and Servicer Events................................................103

12.06    Non-Reliance on Administrator, Buyer Agents and Other
         Buyers..........................................................................................103

12.07    Administrators and Affiliates...................................................................104

12.08    Indemnification.................................................................................104

12.09    Successor Administrator.........................................................................105


EXHIBITS

A        Form of Certificate of Participation
B        Form of Settlement Statement
C        Form of Certificate of Responsible Officer
D        Information Regarding Affiliates
E        Accounting Period Report
F-1      Form of Purchase Notice
F-2      Form of Seller Assignment Confirmation Certificate
G        List of Permitted Lockbox Banks
H        Excluded Obligors
I        Banking Institution Closure Dates
J        Form of Paydown Notice

                                      (v)

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                  AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of June 3, 2008 among VOLT FUNDING CORP., a Delaware corporation (the "Seller"), THE VARIOUS BUYERS AND BUYER AGENTS FROM TIME TO TIME PARTY HERETO, VOLT INFORMATION SCIENCES, INC., a New York corporation (the "Company"), and PNC BANK, NATIONAL ASSOCIATION, as Administrator for each Buyer Group (in such capacity, the "Administrator").


                                WITNESSETH THAT:

                  WHEREAS, the Seller, Three Rivers Funding Corporation, a Delaware corporation ("TRFCO"), and the Company, as Servicer, are parties to that certain Receivables Purchase Agreement, dated as of April 12, 2002, as heretofore amended, supplemented or otherwise modified from time to time (the "Existing Agreement"); and

                  WHEREAS, the Company is engaged in part, and the Company's Affiliates (as hereinafter defined), Volt Management Corp., a Delaware corporation ("Volt Management"), P/S Partner Solutions, Ltd., a Delaware corporation ("P/S") formerly known as PS Payrolling, Ltd., and Volt Technical Resources, LLC, a Delaware limited liability company ("Volt Technical") formerly a Delaware corporation known as Volt Human Resources, Inc. (collectively, the "Subsidiary Originators", and, collectively with the Company, the "Originators"), are engaged in full, in the business of providing staffing solutions to their customers (the "Staffing Solutions Business"); and

                  WHEREAS, the Originators, in the ordinary course of the Staffing Solutions Business, generate trade receivables resulting from their sale of merchandise and the rendering of services to their customers with regard to such business (the "Staffing Solutions Receivables"); and

                  WHEREAS, the Subsidiary Originators heretofore have transferred, and hereafter may from time to time transfer, their respective Staffing Solutions Receivables to the Company pursuant to: (i) in the case of Volt Management, that certain Receivables Purchase and Sale Agreement dated as of April 12, 2002 between Volt Management and the Company, as heretofore amended, supplemented or otherwise modified, as amended by the Omnibus Amendment Agreement dated as of the date hereof among the Seller, the Company, Volt

Management, Volt Technical, P/S, Market Street, Relationship Funding, PNC Bank, National Association ("PNC") and Fifth Third Bank ("Fifth Third") (the "Omnibus Amendment Agreement"), and as hereafter further amended, supplemented or otherwise modified from time to time (the "Volt Management Sale Agreement");
(ii) in the case of Volt Technical, that certain Receivables Purchase and Sale Agreement dated as of April 12, 2002 between Volt Technical and the Company, as heretofore amended, supplemented or otherwise modified, as amended by the Omnibus Amendment Agreement, and as hereafter further amended, supplemented or otherwise modified from time to time (the "Volt Technical Sale Agreement"); and
(iii) in the case of P/S, that certain Receivables Purchase and Sale Agreement dated as of May 23, 2006 between P/S and the Company, as heretofore amended, supplemented or otherwise modified, as amended by the Omnibus Amendment Agreement, and as hereafter further amended, supplemented or otherwise modified from time to time (the "P/S Sale Agreement"; and, together with the Volt Management Sale Agreement and the Volt Technical Sale Agreement, the "Subsidiary Sale Agreements"); and

                  WHEREAS, the Company heretofore has transferred, and hereafter may from time to time transfer, to the Seller the Staffing Solutions Receivables generated by the Subsidiary Originators (and acquired by the Company pursuant to the Subsidiary Sale Agreements), as well as Staffing Solutions Receivables generated by the Company, pursuant to that certain Receivables Sale and Contribution Agreement dated as of April 12, 2002 between the Company and the Seller, as heretofore amended, supplemented or otherwise modified, as amended by the Omnibus Amendment Agreement, and hereafter further amended, supplemented or otherwise modified from time to time (the "Sale Agreement"); and

                  WHEREAS, the Seller heretofore has created, and hereafter may continue, a pool of such Staffing Solutions Receivables; and

                  WHEREAS, TRFCO heretofore from time to time purchased from the Seller undivided percentage ownership interests in the pool of receivables pursuant to and in accordance with the terms of the Existing Agreement; and

                  WHEREAS, in connection with the execution of this Agreement TRFCO assigned all of its right title, interest and obligations in the Participation Interest, the Existing Agreement and all other Purchase Documents

(as defined under the Existing Agreement) to Market Street Funding LLC, a Delaware limited liability company ("Market Street"), and Relationship Funding Company, LLC, a Delaware limited liability company ("Relationship Funding"), the sole Buyers as of the Closing Date, in the amounts set forth on the Omnibus Assignment and Assumption Agreement, dated as of the date hereof, among the Seller, Market Street, Relationship Funding, Fifth Third, PNC Bank, the Administrator, TRFCO, Mellon Bank, N.A., the Originators and the Servicer (the "Omnibus Assignment Agreement"); and

                  WHEREAS, the Buyers from time to time hereafter may purchase from the Seller undivided percentage ownership interests in the pool of receivables pursuant to and in accordance with the terms hereof; and

                  WHEREAS, the parties hereto wish to amend and restate the Existing Agreement on the terms hereof;

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION
                            -------------------------

                  1.01. Certain Definitions. In addition to other words and terms defined in the recitals hereof and elsewhere in this Agreement, as used herein, the following words and terms shall have the following meanings respectively, unless otherwise required by context:

                  "Account Balance" shall mean, in respect of a Receivable which is included in the Receivables Pool, all amounts shown as owing by the related Obligor on the accounting records of the Company and the Seller, and all other amounts which are shown on the most recent Settlement Statement and in respect of which the related Obligor is obligated, excluding each Defaulted Receivable.

                  "Accounting Period" shall mean, with respect to any Settlement Date, the period beginning on the first Monday and ending on the last Sunday of the Fiscal Month of the Company or the Seller most recently ended prior to such Settlement Date.

                  "Administrator" shall have the meaning assigned to such term in the recitals hereof.

                  "Affected Party" shall mean each of the Buyers, the Buyer Agents, and the Administrator, any permitted assignee of a Buyer, a Buyer Agent, and the Administrator, and each Person providing liquidity or credit support to a Buyer pursuant to a Liquidity Agreement or a Program Support Agreement and each of their respective Affiliates and assigns.

                  "Affiliate" shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Amended and Restated Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

                  "Aggregate Buyers' Allocation" shall mean the sum of the Buyer's Allocations for each Buyer.

                  "Aggregate Cost of Funds" at any time, shall mean the sum of the aggregate for each Buyer of the accrued and unpaid Cost of Funds with respect to each such Buyer's Purchase Price.

                  "Aggregate Maximum Net Investment" shall mean, at any time of determination, the sum of the Maximum Net Investments of each Buyer.

                  "Aggregate Net Investment" shall mean, for any given day, the sum of the Net Investments of each Buyer, as calculated on such day.

                  "Average Dilution Ratio" means, as of any date of calculation, the average of the Dilution Ratios for the twelve most recent Accounting Periods.

                  "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which (a) banking institutions are authorized or obligated to close in the State of New York (which days are set forth on Exhibit I hereto as such Exhibit I may be amended from time to time by the parties hereto), (b) banking institutions are authorized or obligated to close in the

Commonwealth of Pennsylvania (which days are set forth on Exhibit I hereto) (c) there is a public holiday under the Laws of the Commonwealth of Pennsylvania or the State of New York (which days are set forth Exhibit I hereto as such Exhibit I may be amended from time to time by the parties hereto) or (d) SIFMA recommends as a closed day for the United States bond market.

                  "Buyer" means each Person listed as such as set forth on the signature pages of this Agreement or in any assignment agreement by which a person becomes a Buyer.

                  "Buyer Agent" means each Person acting as an agent on behalf of a Buyer Group and designated as a Buyer Agent for such Buyer Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Buyer Agent pursuant to an assignment agreement.

                  "Buyer's Allocation" shall have the meaning ascribed to such term in Section 3.01 hereof.

                  "Buyer Group" means, for each Buyer (and/or any assignee of a Buyer), such Buyer and its related Buyer Agent.

                  "Certificate of Participation" shall mean, for a Buyer, with respect to such Buyer's Participation Interest, the written evidence of such Buyer's interest in the Receivables Pool related to such Participation Interest, in substantially the form attached as Exhibit A hereto.

                  "Chief Executive Office" shall mean, with respect to any referenced Person, the place where such Person would be deemed to be located (within the meaning of Section 9-307(b) of Revised UCC Article 9 as in effect in New York) if not a registered organization (as defined in Revised UCC Article 9 as in effect in New York).

                  "Closing Date" shall mean the date on which the Participation Interest is initially purchased by Market Street and Relationship Funding (as the initial Buyers hereunder) in the Receivables Pool pursuant to the terms of this Agreement and the Omnibus Assignment Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collections" shall mean, for any Purchased Receivable as of any date, (i) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments (excluding promissory notes), received by any Originator, the Seller or the Servicer or in a Permitted Lockbox or in a Lockbox Account in payment of, or applied to, any amount owed by an Obligor on account of such Purchased Receivable (including but not limited to all amounts received on account of any Defaulted Receivable), including, without limitation, all amounts received on account of such Purchased Receivable and other fees and charges, and (ii) all amounts deemed to have been received by the Company, the Seller or the Servicer as a Collection pursuant to Sections 5.03(c) or 6.04 hereof.

                  "Company" shall have the meaning assigned to such term in the recitals hereof.

                  "Company Entity" shall have the meaning assigned to such term in Section 9.01(s) hereof.

                  "Complete Servicing Transfer" shall have the meaning ascribed to such term in Section 6.07 hereof.

                  "Concentration Limit" shall mean, as of any date of determination, with respect to all of the Eligible Receivables owing from a single Obligor (except for an Obligor listed on Exhibit H), together with Receivables owing from its subsidiaries and other Affiliates, an amount equal to three and one-half percent (3.5%) of the aggregate of the Account Balances of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period; provided that such percentage shall be increased for any applicable Obligor to the highest level for which such Obligor qualifies, as determined at the end of the Accounting Period most recently completed, in accordance with the following table:

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
------------------------------------------- ---------------------- ----------------------------------------------------
   CONCENTRATION LIMIT OF PARTICULAR
    OBLIGOR (AND SUBSIDIARIES AND             SHORT-TERM RATING            LONG-TERM SENIOR UNSECURED DEBT RATING
           OTHER AFFILIATES)                   FROM S&P/MOODY'S                      FROM S&P/MOODY'S
------------------------------------------- ---------------------- ----------------------------------------------------
                   16%                         Not Applicable                         at least AA/
                                                                                      at least Aa2
------------------------------------------- ---------------------- ----------------------------------------------------
                   14%                             A-1/P-1                    at least A+ but less than AA/
                                                                              at least A1 but less than Aa2
------------------------------------------- ---------------------- ----------------------------------------------------
                    8%                             A-2/P-2                  at least BBB+, but less than A+/
                                                                             at least Baa1, but less than A1
------------------------------------------- ---------------------- ----------------------------------------------------
                    6%                             A-3/P-3                 at least BBB-, but less than BBB+/
                                                                            at least Baa3, but less than Baa1
------------------------------------------- ---------------------- ----------------------------------------------------
                   3.5%                        Not Applicable                        Not Applicable
------------------------------------------- ---------------------- ----------------------------------------------------

If the Obligor's short-term debt obligations are rated by both S&P and Moody's, the applicable concentration level is the highest level in respect of which the short-term debt obligation rating in respect of the Obligor by each agency is at least equal to the rating set forth in the second column; provided, however, if rated by only one such agency, the concentration level is one level lower than the level satisfied for that agency (but not below 3.5%). If the Obligor's short-term debt obligations are unrated by either agency but its long-term debt obligations are rated by one or both agencies, then the applicable concentration level is the highest level in respect of which the long-term debt obligation rating in respect of the Obligor by each agency is at least equal to the rating set forth in the third column; provided, however, if rated by only one such agency, the concentration level is one level lower than the level satisfied for that agency (but not below 3.5%); provided further, that such proviso should not apply if the Obligor is rated by only one such agency and such rating is at least AA or Aa2. Notwithstanding the foregoing, (x) the applicable percentage shall be an amount equal to sixteen percent (16%) for all the Eligible Receivables owing from Microsoft Corporation (together with Receivables owing from its subsidiaries and other Affiliates) whether or not said Obligor has rated debt; and (y) the applicable Concentration Limit of any particular Obligor may be (a) increased in respect of such particular Obligor with the prior written consent of the Buyer Agents or (b) in the sole discretion of the Administrator upon five (5) Business Days prior notice to the Seller decreased in respect of such particular Obligor.

                  "Contract" shall mean a written or oral contract, which shall be legally binding, between one or more Originators and an Obligor which gives rise to a Receivable arising from the sale by the Originators of goods or services in the ordinary course of the Staffing Solutions Business.

                  "Cost of Funds" shall mean, with respect to any Settlement Period and a Buyer, an amount, as notified in writing by the applicable Buyer Agent to the Seller in respect of the related Settlement Date, equal to the interest or discount cost for funds borrowed or obtained during such Settlement Period, either from the issuance of commercial paper notes, the taking of loans or otherwise, by the applicable Buyer for the purpose of maintaining or acquiring its Participation Interest, including in the computation of such cost any dealer's discount or fees and any and all other fees which are attributable to such borrowing and are specified from time to time in writing by the applicable Buyer Agent to the Seller. The "Cost of Funds" for any day while a Termination Event or a Potential Termination Event exists shall be an interest rate equal to 2.0% per annum above the Reference Rate as in effect on such day.

                  "Credit and Collection Policy" shall mean the objective receivable credit and collection practices utilized in connection with the Staffing Solutions Business and Staffing Solutions Receivables by the Originators, the Seller and the Servicer as of the date hereof and approved by the Administrator and the Buyer Agents, as the same may be modified in strict compliance with this Agreement.

                  "Credit Dilution Reserve" means, on any date, the product, expressed as a percentage, of (a) the Dilution Horizon multiplied by (b) the sum of (i) 2 times the Average Dilution Ratio and (ii) the Dilution Spike Factor.

                  "Credit Dynamic Reserve" shall mean, with respect to any Settlement Date, expressed as a percentage, the sum of (i) Credit Loss Reserve and (ii) Credit Dilution Reserve.

                  "Credit Enhancement Floor" shall mean, with respect to any Settlement Date, fourteen percent (14%).

                  "Credit Enhancement Reserve" shall mean, with respect to any Settlement Date, an amount equal to, the product of (A) the greater of (1) the Credit Dynamic Reserve as of such Settlement Date and (2) the Credit Enhancement Floor as of such Settlement Date, and (B) the positive result, if any, of (1) the aggregate outstanding Account Balance of Eligible Receivables in the Receivables Pool as of the last day of the Accounting Period immediately preceding such Settlement Date, minus (2) the Yield Reserve with respect to the related Settlement Period, minus (3) the aggregate amount by which the Account Balance of Eligible Receivables of each Obligor as of the last day of the Accounting Period immediately preceding such Settlement Date exceeds the Concentration Limit for such Obligor.

                  "Credit Loss Reserve" shall mean, with respect to any Settlement Date, the product, expressed as a percentage, of (i) 2.0, (ii) the Loss Ratio as of such Settlement Date and (iii) the Loss Horizon Ratio as of such Settlement Date.

                  "Days Sales Outstanding" shall mean, as of any date of calculation, the product of (A) the quotient of (x) the aggregate Account Balances of all Purchased Receivables outstanding as of the last day of the most recently ended Accounting Period divided by (y) the aggregate amount of sales of the Originators, attributable to the Staffing Solutions Business, during that Accounting Period and the two Accounting Periods immediately preceding it (collectively, the "Three Accounting Periods"); and (B) the number of days in the Three Accounting Periods.

                  "Default Ratio" shall mean, with respect to any Settlement Date, a fraction, expressed as a percentage, the numerator of which is the aggregate outstanding balance of Eligible Receivables which were in the Receivables Pool as of the first day of the Accounting Period immediately preceding such Settlement Date and which became Defaulted Receivables during such Accounting Period and the denominator of which is the aggregate amount of sales of the Originators, attributable to the Staffing Solutions Business, during the fifth Accounting Period immediately preceding such Settlement Date.

                  "Defaulted Receivable" shall mean a Purchased Receivable (a) the Obligor of which is not entitled to purchase additional merchandise or services from the Company, by reason of any default or nonperformance by such Obligor, under the terms of the Credit and Collection Policy, (b) which has become uncollectible or has been written off the books of the Company or the Seller by reason of such Obligor's inability to pay, as determined by the Buyer or the Servicer, in either case in accordance with the Credit and Collection Policy, (c) in respect of which an Event of Bankruptcy has occurred with respect to the related Obligor or (d) in respect of which the Obligor is more than 90 days past due.

                  "Deferred Purchase Price" shall mean the amount calculated pursuant to Section 5.06 hereof.

                  "Dilution" shall mean a reduction of the Account Balance of an Eligible Receivable given to an Obligor as a result of credits, cancellations, cash discounts, warranties, allowances, disputes, rebates, charge backs, billing errors, returned or repossessed goods, or other allowances, adjustments and deductions (including, without limitation, any special or other discounts or any reconciliations) that are given to an Obligor.

                  "Dilution Horizon" shall mean, with respect to any Settlement Date, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of sales of the Originators, attributable to the Staffing Solutions Business during the Accounting Period to which such Settlement Date relates and the denominator of which is the aggregate outstanding balance of Eligible Receivables in the Receivables Pool as of the last day of the Accounting Period for such Settlement Date.

                  "Dilution Ratio" means, for any referenced Accounting Period, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of such referenced Accounting Period of: (a) Dilution during the referenced Accounting Period; by (b) the aggregate credit sales made by all the Originators during the immediately preceding Accounting Period.

                  "Dilution Spike Factor" means, for any referenced Accounting Period, the product of: (a) the positive difference, if any, between (i) the highest Dilution Ratio for any Accounting Period during the twelve most recent Accounting Periods (including the referenced Accounting Period) and (ii) the Average Dilution Ratio during those twelve most recent Accounting Periods (including the referenced Accounting Period); and (b) (i) the highest Dilution Ratio for any Accounting Period during the twelve most recent Accounting Periods (including the referenced Accounting Period), divided by (ii) the Average Dilution Ratio during those twelve most recent Accounting Periods (including the referenced Accounting Period).

                  "Dispute" shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Eligible Receivable" shall mean any Receivable which:

                    (a) duly complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, usury laws, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act and the Federal Truth in Lending Act;

                    (b) constitutes an "account" or a "general intangible" as defined in Revised UCC Article 9 as in effect in the State of New York and, if different, the jurisdiction whose Law governs the perfection of the Buyers' Participation Interests in such Receivable;

                    (c) (i) was originated by one or more of the Originators in the ordinary course of the Staffing Solutions Business in a transaction which complied with the Credit and Collection Policy, or (ii) was originated by a business subsequently acquired by or merged into one of the Originators in a transaction which complied with the policies and procedures of such business in effect at the time such Receivable was originated, provided that the eligibility of such Receivable under this clause
                         (ii) is approved in advance in writing by the Administrator;

                    (d) arises from a Contract (the form of which, if not entered into in the ordinary course of the Staffing Solutions Business, has been approved by the Administrator) and has been billed, or will be billed to the related Obligor, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract;

                    (e) constitutes a legal, valid, binding and irrevocable payment obligation of the related Obligor, enforceable in accordance with its terms (subject to contractual discounts, allowances, quality and quantity adjustments);

                    (f)  provides for payment in Dollars by the related Obligor;

                    (g) is payable by the Obligor (or by a Paying Agent) into a Permitted Lockbox or Lockbox Account;

                    (h) has not been repurchased by the Seller or deemed collected pursuant to the provisions of this Agreement;

                    (i) if it were a Purchased Receivable, would not be a Defaulted Receivable;

                    (j) has an Obligor who is entitled to purchase additional merchandise or receive additional services from the Originators under the terms of the Credit and Collection Policy; provided, that a Receivable which has an Obligor who is not entitled to purchase additional merchandise or receive additional services from the Originators because such Obligor has reached the individual or aggregate credit limit established by the Originators shall be deemed to satisfy this paragraph (j);

                    (k) was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract, the transfer of such Receivable by a Subsidiary Originator to the Company pursuant to a
                         Subsidiary Sale Agreement, the transfer of such Receivable by the Company to the Seller pursuant to the Sale Agreement or the sale of the Participation Interests in such Receivable to the Buyers hereunder unlawful, invalid or unenforceable;

                    (l) is owned solely by the Seller free and clear of all Liens, except for the Lien arising in connection with this Agreement and any Program Support Agreement and other Permitted Liens;

                    (m) other than with respect to warranty claims being handled in accordance with the Credit and Collection Policy, no rejection or return of the goods or services which give rise to such Receivable has occurred and all goods and services in connection therewith have been finally performed or delivered to and accepted by the Obligor without Dispute;

                    (n) is not an obligation of the United States, any state or municipality or any agency or instrumentality or political subdivision thereof, unless otherwise agreed to in writing by the Buyer Agents, the Seller and the Affected Parties;

                    (o)  is not subject to any contractual right of setoff;

                    (p) is an obligation representing part or all of the sales price of merchandise or services;

                    (q) such Receivable must, by its terms, require full payment in respect thereof to be paid no later than 60 days after the date the original invoice with respect thereto was sent to the related Obligor;

                    (r) has an Obligor who is located in the United States, including Puerto Rico, or in Canada;

                    (s) has an Obligor who is not an Affiliate of the Company or the Seller;

                    (t) was acquired by the Seller from the Company pursuant to and in accordance with the terms of the Sale Agreement; and

                    (u) the Obligor of which has not been deemed to be ineligible by the Administrator, in its reasonable discretion, upon ten (10) Business Days' prior written notice to the Seller.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Seller is a member and which is treated as a single employer under Section 414 of the Code.

                  "Event of Bankruptcy" shall mean, for any Person:

                    (a) if such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

                    (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (under the Bank Conservation Act, as amended, or otherwise) or other similar official of such Person or for any substantial part of its property, or for the winding up or liquidation of its affairs; or

                    (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (under the Bank Conservation Act, as amended, or otherwise) or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors, or, if a corporation or similar entity, any corporate action in furtherance of any of the foregoing; or

                    (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or conservator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, shall have been entered against such Person.

                  "Existing Agreement" shall have the meaning set forth in the recitals hereof.

                  "Exiting Buyer" shall have the meaning set forth in Section
2.05 hereof.

                  "Expiration Date" means the earliest of (i) June 3, 2013, (ii) the date that the Administrator shall give notice of the termination of all the Buyers' obligations to purchase the Participation Interests or make Reinvestments hereunder pursuant to Section 10.02, (iii) with respect to a Buyer, the first date on which there shall no longer be any Liquidity Agreement or, solely with respect to Market Street any Program Support Agreement, in effect or the Liquidity Termination Date under a Liquidity Agreement shall have occurred in respect of such Buyer and its related Buyer Agent, which date may be extended from time to time for an additional period or periods in accordance with Section 2.05, and (iv) Seller shall fail to cause the amendment or modification of any Purchase Document as reasonably requested by Moody's or S&P, and such failure shall continue for 30 days after such amendment or modification is initially requested; provided, further, that if any Expiration Date is not a Business Day it shall occur on the next preceding Business Day.

                  "Facility Fee" shall mean, for a Buyer and for any Settlement Period the facility fee set forth in separate letter agreement, dated as of the Closing Date, between the Seller and the applicable Buyer Agent and/or Buyer, as the same may be amended from time to time.

                  "Facility Fee Amount" shall mean, for any Settlement Period or part thereof with respect to a Buyer, an amount equal to the product of (i) the Facility Fee of such Buyer; (ii) 102% of the average daily Maximum Net Investment of such Buyer during the days elapsed in such Settlement Period and
(iii) the quotient of (a) the number of days elapsed during such Settlement Period, divided by (b) 360.

                  "Fifth Third" shall have the meaning set forth in the recitals hereof.

                  "Financial Officer" of a referenced Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person, or such other officer of such Person as the Buyer may permit in its reasonable discretion.

                  "Fiscal Month" shall mean, with respect to the Company or any of its subsidiaries, including the Seller, each of the twelve (12) monthly accounting periods, each of which accounting periods contains either four (4) or five (5) weeks, into which the particular Fiscal Year of the Company or such subsidiary is divided.

                  "Fiscal Year" shall mean, with respect to the Company or any of its subsidiaries, including the Seller, the 52-week or 53-week period ending on the Sunday nearest to October 31st of such year.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

                  "Income Taxes" shall mean any federal, state, local or foreign taxes based upon, measured by, or imposed upon gross or net income, gross or net receipts, capital or net worth, in each case, attributable solely to cash received by the Affected Party that is not remitted or deemed remitted to the Company or the Seller (regardless of the name of the tax imposed), including any penalties, interest or additions to tax imposed with respect thereto.

                  "Initial Closing Date" shall mean April 15, 2002.

                  "Investment" shall mean, on each date of determination, the sum of (i) the Aggregate Net Investment and (ii) the Deferred Purchase Price, if any, as determined on the Closing Date or as set forth on the most recently delivered Settlement Statement.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body (including any law, rule, regulation or governmental order relating to the protection of the environment or to public or employee health or safety).

                  "Lien", in respect of the property of any Person, shall mean any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, grant of a power to confess judgment, preference, right to priority payment, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security, or the filing of a financing statement in connection with any of the foregoing.

                  "Liquidation Day" shall mean each day which occurs on or after
(i) the date designated in a notice given by the Administrator to the Seller stating that the conditions contained in Section 4.03 hereof are not satisfied,
(ii) the Expiration Date, (iii) the date on which a Termination Event occurs and is continuing and the Buyers have, pursuant to Section 10.02 hereof, by notice to the Seller, terminated their obligation to purchase the Participation Interests or make Reinvestments hereunder or such obligation was automatically terminated pursuant to clause (i) of Section 10.01(j), or (iv) the date on which the Seller gives written notice to the Administrator, the Buyers and the Buyer Agents that it no longer wishes to sell interests in the Receivables Pool to the Buyers or permit Reinvestments to be made; provided, however, there shall be no Liquidation Day after the Aggregate Net Investment shall equal zero.

                  "Liquidation Period" shall mean one or more consecutive Liquidation Days.

                  "Liquidity Agreement" shall mean (i) with respect to Market Street, the Liquidity Asset Purchase Agreement dated as of June 3, 2008 among Market Street, PNC as Liquidity Agent and the Purchasers from time to time party thereto and (ii) with respect to Relationship Funding, the Liquidity Agreement dated as of June 3, 2008 among Relationship Funding, Fifth Third as liquidity agent and the liquidity providers from time to time party thereto, as each may from time to time be amended, supplemented, modified, replaced or superseded.

                  "Liquidity Termination Date" shall mean for each Liquidity Agreement or Program Support Agreement, the date on which such Liquidity Agreement or Program Support Agreement expires, and which date may be extended by the parties thereto in accordance with the terms thereof.

                  "Lockbox Account" shall mean an account owned and maintained by the Seller with a Permitted Lockbox Bank for the purpose of depositing payments made by Obligors.

                  "Lockbox Servicing Agreement" shall mean an agreement relating to lockbox services in connection with a Permitted Lockbox which is in form and substance satisfactory to the Administrator and which has been executed and delivered to the Administrator by a Permitted Lockbox Bank.

                  "Loss Horizon Ratio" shall mean, with respect to any Settlement Date, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of sales of the Originators, attributable to the Staffing Solutions Business, during the four Accounting Periods immediately preceding such Settlement Date and the denominator of which is the aggregate outstanding balance of Eligible Receivables in the Receivables Pool as of the last day of the Accounting Period immediately preceding such Settlement Date.

                  "Loss Ratio" shall mean, with respect to any Settlement Date, the highest average Default Ratio for any three consecutive Accounting Periods during the period of twelve consecutive Accounting Periods immediately preceding such Settlement Date.

                  "Majority Buyers" shall mean, at any time, the Buyers whose Maximum Net Investments aggregate more than 50% of the Aggregate Maximum Net Investment; provided, however, that so long as the Maximum Net Investment of one Buyer is greater than 50% of the Aggregate Net Investment and there is more than one Buyer, then "Majority Buyers" shall mean a minimum of two Buyers.

                  "Market Street" shall have the meaning set forth in the recitals hereof.

                  "Maximum Net Investment" shall mean, with respect to a Buyer, the maximum amount which such Buyer is obligated to pay hereunder on account of any Purchase Obligation, as set forth below its signature to this Agreement or in any assignment agreement pursuant to which it became a Buyer, as such amount may be (a) modified in connection with any subsequent assignment, (b) increased with the consent of such Buyer or (c) decreased pursuant to Section 2.03 hereof.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Seller or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Net Investment" shall mean with respect to a Buyer (a) for the Closing Date, an amount equal to the Purchase Price (not including the Deferred Purchase Price, if any) paid by the applicable Buyer for its Participation Interest on the Closing Date, and (b) for any other day, an amount equal to the sum of (i) the Net Investment for such Buyer on the Closing Date, plus (ii) amounts paid to the Seller pursuant to Section 5.01 hereof since the Closing Date as an increase in such Buyer's Net Investment, less (iii) all Collections and other amounts paid to such Buyer and not reinvested (which shall not include any amounts paid to such Buyer as Cost of Funds or fees) pursuant to Sections 2.03 (b), 5.03 (b), (d) and (e) and 5.04 hereof since the Closing Date. In the event that any amount received by such Buyer constituting any portion of Collections is rescinded or must otherwise be returned or restored for any reason to any Person, the Net Investment for such Buyer shall be increased by the amount of Collections so rescinded, returned or restored.

                  "Obligor" shall mean, with respect to any Receivable, the Person who purchased goods or services under a Contract giving rise to such Receivable and who is obligated to make payments (either directly or through a Paying Agent) to an Originator or the Seller on such Contract in respect of such Receivable.

                  "Office" shall mean, when used in connection with the Administrator, a Buyer or a Buyer Agent, its respective office located at the address set forth below its signature page hereto, or when used in connection with the Company or the Seller, its respective office located at 560 Lexington Avenue, New York, New York 10022, or at such other office or offices of the Administrator, the Buyers, the Buyer Agents, the Company or the Seller or branch, subsidiary or Affiliate of any thereof as may be designated in writing from time to time by any party hereto to the other parties hereto.

                  "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Omnibus Amendment Agreement" shall have the meaning assigned to such term in the recitals hereto.

                  "Omnibus Assignment Agreement" shall have the meaning assigned to such term in the recitals hereof.

                  "Originators" shall have the meaning assigned to such term in the recitals hereto.

                  "Participation Interest" shall mean, with respect to a Buyer, at any time, an undivided percentage ownership interest equal to such Buyer's Allocation at such time in (a) all then outstanding Purchased Receivables included in the Receivables Pool, including, without limitation, (i) all Collections, and (ii) all collateral security, supporting obligations, insurance policies, letters of credit and surety bonds given on behalf of Obligors to secure or support payment of such Receivables, (b) all the Seller's right, title and interest in the Purchase Documents, and (c) any proceeds of any of the foregoing.

                  "Paydown Notice" shall have the meaning set forth in Section 2.03(b) hereof.

                  "Paying Agent" shall mean any subsidiary of the Company whose principal business is acting as a paying agent intermediary between an Obligor and an Originator. (As of the Closing Date, ProcureStaff, Ltd., and Information Management Associates, Inc., both of which are Delaware corporations, are the only Paying Agents.)

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "Permitted Lien" means any of the following:

                    (a) liens, charges or other encumbrances for taxes and assessments which are not yet due and payable;

                    (b) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the

                         Seller and/or the Originator shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, provided, that the interest sold hereunder or any portion thereof sold or intended to be sold hereunder is not, in the opinion of the Buyer, jeopardized thereby;

                    (c) liens, charges or other encumbrances or priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings, and provided, further, that the interest sold hereunder or any portion thereof sold or intended to be sold hereunder is not, in the opinion of the Administrator or any Buyer Agent, jeopardized thereby; and

                    (d) liens, charges or encumbrances created pursuant to this Agreement or a Program Support Agreement.

                  "Permitted Lockbox" shall mean a post office box owned and maintained by the Seller for the purpose of receiving payments made by Obligors.

                  "Permitted Lockbox Bank" shall mean any bank at which a Lockbox Account is maintained, the short-term unsecured debt obligations of which are rated at least A-1 by S&P, and at least P-1 by Moody's, appointed from time to time by the Seller and approved by the Administrator.

                  "Person" shall mean an individual, corporation, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body, or any other entity of whatever nature.

                  "Plan" shall mean any pension plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for employees of the Seller or any ERISA Affiliate.

                  "PNC" shall have the meaning assigned to such term in the recitals hereto.

                  "Potential Servicer Event" shall mean any event or condition which, with the giving of notice, the passage of time or both, would constitute a Servicer Event.

                  "Potential Termination Event" shall mean any event or condition which, with the giving of notice, the passage of time or both, would constitute a Termination Event.

                  "Program Fee" shall mean, for a Buyer and for any Settlement Period, the rate per annum set forth in a separate letter agreement, dated as of the Closing Date, between the Seller and the applicable Buyer Agent and/or Buyer, as the same may be amended from time to time.

                  "Program Fee Amount" shall mean, for any Settlement Period or part thereof with respect to a Buyer, an amount equal to the product of (i) the Program Fee of such Buyer and (ii) the average daily Net Investment of such Buyer during the days elapsed in such Settlement Period and (iii) the quotient of the number of days elapsed during such Settlement Period divided by 360.

                  "Program Support Agreement" means, collectively, all liquidity agreements, funding agreements (other than the Liquidity Agreement), credit agreements, letter of credit agreements, surety agreements, security agreements, letters of credit and all other agreements which may be in effect from time to time and which provide liquidity or credit support in respect of the commercial paper issued by the Buyer, and includes, without limitation, the Bridge Loan Agreement, dated June 3, 2008, between Relationship Funding and Fifth Third.

                  "Pro Rata Portion" shall mean, with respect to a Buyer and its related Buyer Agent, a fraction (expressed as a percentage), the numerator of which is the Maximum Net Investment of such Buyer, and the denominator of which is the Aggregate Maximum Net Investment.

                  "P/S" shall have the meaning assigned to such term in the recitals hereto.

                  "P/S Sale Agreement" shall have the meaning assigned to such term in the recitals hereto.

                  "Purchase Availability Amount" shall mean, with respect to a Buyer, as of any date, an amount equal to the excess, if any, of (i) the Maximum Net Investment of such Buyer as of such date over (ii) the Net Investment of such Buyer as of such date.

                  "Purchase Documents" shall mean this Agreement, each Certificate of Participation, the Sale Agreement, each Subsidiary Sale Agreement, the Omnibus Assignment Agreement, the Omnibus Amendment Agreement and such other agreements, documents and instruments entered into and delivered by the Seller or the Company in connection with the transactions contemplated by this Agreement.

                  "Purchase Notice" shall mean each (i) notice delivered pursuant to Section 4.02(e) of the Existing Agreement in the form attached thereto as Exhibit F and Section 4.02(e) hereof substantially in the form attached hereto as Exhibit F-1, and (ii) on the Closing Date, the Seller Assignment Confirmation Certificate substantially in the form attached hereto as Exhibit F-2, in such form and with such detail as the Buyer Agents may require from time to time.

                  "Purchase Obligation" shall have the meaning ascribed to such term in Section 2.01 hereof.

                  "Purchase Price" shall mean, with respect to the purchase of a Participation Interest by a Buyer, (a) with respect to Market Street and Relationship Funding, the amount of cash consideration set forth on the Omnibus Assignment Agreement as the cash amount to be paid by the applicable Buyer to TRFCO for such Participation Interest on the Closing Date and (b) with respect to any other Buyer, the amount of cash consideration set forth on the Purchase Notice or assignment agreement as the cash amount to be paid by the applicable Buyer to Seller or Buyer for such Participation Interest on the applicable date set forth on such Purchase Notice or assignment agreement.

                  "Purchased Receivable" shall mean a Receivable included in the Receivables Pool in which the Buyers are maintaining their Participation Interests pursuant to the terms of this Agreement.

                  "Rate of Collections" shall mean, for any Accounting Period, a fraction, expressed as a percentage, the numerator of which is equal to the total Collections in respect of all Purchased Receivables in the Receivables Pool (including deemed Collections to the extent actually received by the Servicer pursuant to Section 5.07) during such Accounting Period and the denominator of which is equal to the aggregate Account Balances of all Purchased Receivables in the Receivables Pool as of the close of business on the last day of the immediately preceding Accounting Period.

                  "Rating Agency Condition" means, when applicable, with respect to any material event or occurrence, receipt by the Administrator (or the applicable Buyer Agent) of written confirmation from each of S&P's and Moody's (and/or each other rating agency then rating the short term promissory notes issued or to be issued by any applicable Buyer) that such event or occurrence shall not cause the rating on the then outstanding short term promissory notes issued or to be issued by any applicable Buyer to be downgraded or withdrawn.

                  "Receivable" shall mean, with respect to any Contract, all receivables, contract rights, general intangibles, payment intangibles, accounts, chattel paper, documents, instruments (including, without limitation, promissory notes), amounts due and to become due to one or more of the Originators or the Seller arising under such Contract (including but not limited to finance charges accrued with respect to such amounts and fees), and all other rights, powers and privileges of the Originators or the Seller arising thereunder or related thereto and in the merchandise (including returned goods) and contracts relating thereto, assertable against any Person whatsoever, all supporting obligations, security interests, insurance policies, letters of credit, letter-of-credit rights, surety bonds, guaranties, investment property and property securing or supporting payment of such Receivable, all Records relating to such Receivable and all proceeds and products of any of the foregoing; provided, that the term shall not include any Receivable the Obligor of which is listed on Exhibit H hereto, as such exhibit may be amended, supplemented or modified from time to time.

                  "Receivables Pool" shall mean, at any time, the group of Purchased Receivables then outstanding which have, on the Initial Closing Date, been identified by the Seller as constituting a pool and each additional Receivable thereafter added to such pool.

                  "Records" shall mean correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language.

                  "Reference Rate" shall mean, in respect of a Buyer, the rate of interest established by the applicable Buyer Agent from time to time as such Buyer Agent's reference rate (if any); any change in the reference rate shall become effective as of the opening of business when such change occurs. The "Reference Rate" is not intended to be the lowest rate of interest charged by such Buyer Agent in connection with extensions of credit to debtors.

                  "Reinvestment" shall mean the purchase by each Buyer and the sale by the Seller of additional undivided percentage ownership interests in each and every Purchased Receivable utilizing the proceeds of Collections that were allocated to such Buyer for such purpose pursuant to Section 5.03(a).

                  "Relationship Funding" has the meaning set forth in the recitals hereto.

                  "Remainder" shall have the meaning assigned to such term in
Section 5.03(a) hereof.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

                  "Responsible Officer" shall mean, as to any referenced Person, the chief executive officer, chief financial officer, chief accounting officer, controller, or treasurer of such Person.

                  "Revised UCC Article 9" shall mean Uniform Commercial Code,
Article 9, 1999 Official Text, and the corresponding provisions as revised and in effect in connection therewith as amended, supplemented or otherwise modified from time to time.

                  "Sale Agreement" shall have the meaning assigned to such term in the recitals hereto.

                  "Seller" shall have the meaning assigned to such term in the recitals hereto.

                  "Seller Assignment Confirmation Certificate" has the meaning set forth in the definition of Purchase Notice.

                  "Servicer" shall mean the Company, or any Person other than the Company or its Affiliates which, upon the termination of the Company as Servicer, succeeds to the functions performed by the Company as the servicer of the Purchased Receivables pursuant to a Complete Servicing Transfer and a Successor Servicing Agreement.

                  "Servicer Event" shall mean a Termination Event (other than the Termination Event under Section 10.01(k) relating to the Buyer).

                  "Servicer's Compensation" shall have the meaning ascribed to such term in Section 6.06(e) hereof.

                  "Servicer's Compensation Rate" shall mean, as of any Settlement Date, 0.50% per annum.

                  "Settlement Date" shall mean: (a) in the case of any Settlement Period ended prior to the Closing Date, the "Settlement Date" as determined under (and defined in) the Existing Agreement; (b) in the case of the first Settlement Period ending after the Closing Date, June 18, 2008; and (c) in the case of any subsequent Settlement Period, the eighteenth (18th) calendar day (or, if not a Business Day, the next succeeding Business Day) of the calendar month immediately following the calendar month in which the immediately preceding Settlement Date occurred.

                  "Settlement Period" shall mean (a) the period from and including the Closing Date and ending on the day immediately preceding the first Settlement Date, and (b) thereafter, the period from and including the Settlement Date relating to the immediately preceding Settlement Period and ending on the day immediately preceding the next Settlement Date. References in this Agreement to the Settlement Date relating to a referenced Settlement Period shall mean the Settlement Date occurring one day after the close of such Settlement Period.

                  "Settlement Statement" shall mean a statement substantially in the form of Exhibit B hereto, which, among other things, will identify any and all Purchased Receivables included in the Receivables Pool as of the last day of the Accounting Period most recently completed, duly completed and executed by a Responsible Officer of the Company or, if the Company is no longer the Servicer, of the Seller and delivered to the Buyer pursuant to Section 5.01 hereof.

                  "Shaw Family" shall mean William Shaw and Jerome Shaw, and their respective spouses and descendants and trusts established principally for the benefit of one or more of the foregoing, whether or not constituting a "group" within the meaning of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

                  "S&P" shall mean Standard & Poor's Ratings Services.

                  "Subsidiary Originators" shall have the meaning assigned to such term in the recitals hereto.

                  "Subsidiary Sale Agreement" shall have the meaning assigned to such term in the recitals hereto.

                  "Successor Servicing Agreement" shall mean any agreement between the Buyers, the Buyer Agents, the Administrator and any Person, other than the Company or its Affiliate, which contains provisions concerning the servicing of the Purchased Receivables substantially similar to the provisions contained herein, including Sections 5.03, 5.04, 5.06, 6.01, 6.02, 6.04, 6.06 and 6.07 hereof, pursuant to which such Person performs servicing functions in respect of the Purchased Receivables, and all agreements, instruments and documents attached thereto or delivered in connection therewith, as any of the same may from time to time be amended, supplemented or otherwise modified and in effect.

                  "Termination Event" shall have the meaning assigned to such term in Section 10.01 hereof.

                  "Transaction Costs" shall have the meaning assigned to such term in Section 11.01 hereof.

                  "TRFCO" shall have the meaning assigned to such term in the recitals hereto.

                  "Volt Management" shall have the meaning assigned to such term in the recitals hereto.

                  "Volt Management Sale Agreement" shall have the meaning assigned to such term in the recitals hereto.

                  "Volt Technical" shall have the meaning assigned to such term in the recitals hereto.

                  "Volt Technical Sale Agreement" shall have the meaning assigned to such term in the recitals hereto.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I Subtitle E of Title IV of ERISA.

                  "Yield Reserve" shall mean, with respect to any Settlement Period, an amount equal to the following amount:

                    {(RR + SFR) x 1.5(DSO) x Eligible Receivables}
                     --------
                       360

              where:
                  RR       =        the Reference Rate in effect at such time,

                  DSO      =        the Days' Sales Outstanding, and

                  SFR      =        Servicer's Compensation Rate.

                  1.02. Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. References in this Agreement to "determination" by the Administrator, a Buyer or a Buyer Agent shall be conclusive absent manifest error and include good faith estimates by the Administrator, a Buyer or a Buyer Agent (in the case of quantitative determinations) and good faith beliefs by the Administrator, a Buyer or a Buyer Agent (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings, and table of contents, contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and appendix references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. Terms not otherwise defined herein which are defined in Revised UCC Article 9 as in effect in New York on the date hereof shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires. This Agreement shall be construed as a whole and in accordance with its fair meaning.

                                   ARTICLE II

                         AGREEMENT TO PURCHASE AND SELL
                         ------------------------------

                  2.01. Purchase Limits. Subject to the terms and conditions hereof, the Seller may at its option sell to the Buyers, and the Buyers agree to purchase from the Seller (such agreement being referred to herein as the "Purchase Obligation"), at any time and from time to time on and after the date hereof and to but excluding the Expiration Date, undivided percentage ownership interests in the Receivables Pool by the Seller selling and such Buyer purchasing the Participation Interest in such Receivables Pool. Subject to the terms and conditions hereof, such Buyer shall also (i) make Reinvestments by permitting the Servicer to cause Collections allocated to such Buyer to be applied to the purchase of additional undivided percentage ownership interests in the Receivables Pool, and (ii) increase its Net Investment in its Participation Interest on any Settlement Date at the request of the Seller (without regard to a minimum amount). No Buyer shall purchase a Participation Interest on the Closing Date, or permit a Reinvestment to be made on any day, or increase its Net Investment on any Settlement Date, to the extent that the amount of such purchase, Reinvestment or increase shall cause (i) the Aggregate Net Investment (after giving effect to such purchase, Reinvestment or increase) to exceed the Aggregate Maximum Net Investment then in effect, (ii) the Net Investment of a Buyer (after giving effect to such purchase, Reinvestment or increase) to exceed the Maximum Net Investment of such Buyer then in effect or
(iii) the Aggregate Buyers' Allocation (after giving effect to such purchase, Reinvestment or increase) to exceed 100%. No Buyer shall be obligated to increase its Maximum Net Investment. No Buyer shall purchase a Participation Interest if the Buyer can neither issue its commercial paper notes or short-term promissory notes nor otherwise borrow in order to fund the Purchase Price of such Participation Interest, or to make any such purchase or any Reinvestment or increase its Net Investment on any Settlement Date at or after the earlier to occur of (i) the Expiration Date, and (ii) the reduction of the Maximum Net Investment to zero pursuant to Section 2.03 hereof. For the avoidance of doubt, each increase in a Buyer's Net Investment under this Agreement shall be deemed to be a purchase by such Buyer under this Agreement.

                  2.02. Amount of Purchases. Market Street, as a Buyer and Relationship Funding, as a Buyer shall pay to TRFCO on the Closing Date in immediately available funds, an amount equal to such Buyer's Pro Rata Portion of TRFCO's aggregate Net Investment under (and as defined in) the Existing Agreement at such time, whereupon, TRFCO shall be deemed to have sold, transferred and assigned to such Buyers without recourse, representation or warranty (except that TRFCO represents and warrants that, it is sole owner and it has good and marketable title to such interest and upon the effectiveness of such transfer, the undivided interest in the Net Investment of TRFCO sold to Market Street and Relationship Funding pursuant to the Omnibus Assignment Agreement will be free and clear of any Lien), and Market Street and Relationship Funding shall be deemed to have thereby irrevocably taken, received and assumed from TRFCO, an undivided interest in all of such Net Investment of TRFCO outstanding under the Existing Agreement, so that immediately upon giving effect to such payments, each of Market Street and Relationship Funding will have a Participation Interest hereunder based upon its Pro Rata Portion of the Aggregate Net Investment.

                  2.03. Reduction of the Aggregate Maximum Net Investment and Net Investment; Termination of the Agreement.

        (a) Reduction of Aggregate Maximum Net Investment. The Aggregate Maximum Net Investment shall be reduced to zero (i) on the Expiration Date, or (ii) in accordance with Section 10.02 hereof. In addition, upon written notice from the Seller to Administrator and the Buyer Agents, the Seller may reduce in whole or in part the Aggregate Maximum Net Investment, such reduction to be applied as a reduction of the Maximum Net Investment of each Buyer on a pro rata basis based on its respective Pro Rata Portion, effective as of the next Settlement Date on or after the thirtieth (30th) day following the date on which such notice is given; provided, however, that (i) any partial reduction must be in an amount equal to $5,000,000 or any greater amount which is an integral multiple of $5,000,000, and (ii) if the Aggregate Maximum Net Investment at the time of such notice is less than or equal to $20,000,000, the Seller may only elect to reduce the amount of the Aggregate Maximum Net Investment to zero. Notwithstanding any other provision of this Agreement, the Aggregate Maximum Net Investment may not at any time be reduced below the amount of the Aggregate Net Investment in effect at such time.

        (b) Reduction of the Aggregate Net Investment. If at any time the Seller shall wish to cause the reduction of the Aggregate Net Investment on any date other than a Settlement Date (but not to commence the permanent liquidation of the Participation Interest), the Seller may do so upon ten (10) days prior written notice thereof (the "Paydown Notice") in substantially the form of Exhibit J hereto to the Administrator and the Buyer Agents (such notice to include the amount of such proposed reduction which shall be allocated to the Net Investment of each Buyer in accordance with the Buyers applicable Pro Rata Portions and the proposed date on which such reduction will commence, which date shall be agreed to by the Administrator and the Buyer Agents). On the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall refrain from making Reinvestments of Collections until the amount of such Collections not so reinvested shall equal the desired amount of such aggregate reduction. The Servicer shall pay to the Buyers Collections in respect of the Buyer's Allocation received on each day during the period in which Reinvestment of Collections has been suspended pursuant to this Section 2.03(b) on the date which is two (2) Business Days after the day on which such Collections are received by the Servicer. The Aggregate Net Investment shall be deemed reduced in the amount to be paid to the Buyers only when in fact so paid. The Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of the commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period. The Seller shall pay to the Buyers an amount equal to any actual loss, cost or expense incurred by the Buyers as the result of the repayment of the Aggregate Net Investment prior to the maturity date of any (x) loans made to the Buyers by third parties or (y) commercial paper notes or short-term promissory notes issued by the Buyers, in each case for the purpose of maintaining the Participation Interests. Each Buyer agrees to give the Seller prompt written notice (in reasonable detail consistent with its customary practices) of any such loss, cost or expense.

        (c) Termination of the Agreement. This Agreement shall terminate at the latest to occur of (i) the Expiration Date, (ii) the first day on which the Aggregate Net Investment equals zero, all other amounts accrued and owing to the

Administrator, the Buyers and the Buyer Agents under this Agreement have been paid in full and the Aggregate Maximum Net Investment has been reduced to zero, or (iii) the first day on which all Eligible Receivables in the Receivables Pool have been collected or written off by the Seller and the Aggregate Maximum Net Investment has been reduced to zero; provided, however, that the covenants, representations, warranties and indemnities of the Company, the Servicer and the Seller, as the case may be, to the Administrator, the Buyers and the Buyer Agents contained herein or made pursuant hereto shall survive such termination in accordance with Section 11.14. Upon such termination, the Buyers shall convey to the Seller, without recourse, their Participation Interests in all Purchased Receivables and shall deliver to the Seller all instruments and documents relating thereto. Upon such reconveyance, the Deferred Purchase Price shall be deemed to have been paid in full.

                  2.04. Fees Payable to the Buyer.

        (a) Facility Fee and Program Fee. The Seller agrees to pay to applicable Buyer Agent, for the account of the applicable Buyer, as applicable, in consideration for the Purchase Obligation hereunder, from and including the Closing Date to but excluding the Expiration Date, the Facility Fee Amount and the Program Fee Amount. The accrued Facility Fee Amount and the Program Fee Amount shall be due and payable to each Buyer in accordance with Sections 5.03 and 5.04 hereof until the date on which the Net Investment of such Buyer shall have the been finally paid in full and this Agreement is terminated. To the extent the Facility Fee Amount and the Program Fee Amount is not paid from Collections in accordance with Section 5.03 or 5.04 hereof, the Facility Fee Amount and the Program Fee Amount shall be absolute and unconditional obligations of the Seller.

        (b) Fees Non-Refundable. The fees to be paid to the Buyers pursuant to this Section 2.04 are non-refundable and shall not be refunded for any reason whatsoever, including, without limitation, the later reduction or termination of the Aggregate Maximum Net Investment in whole or in part in accordance with the provisions of this Agreement.

                  Section 2.05. Extension of the Liquidity Termination Date. Provided that no Termination Event or Potential Termination exists and is continuing, Seller may request that Administrator seek from each Buyer Agent an extension of each Liquidity Termination Date under each applicable Liquidity

Agreement by submitting a request for an extension (each, an "Extension Request") to the Administrator and Buyer Agents no more than 210 days prior to the applicable Liquidity Termination Date then in effect. Each Extension Request must specify the new Liquidity Termination Date requested by Seller and the date (which must be at least 30 days after the Extension Request is delivered to the Administrator and Buyer Agents) as of which the Buyer Agents must respond to the Extension Request (the "Response Date"). The requested new Liquidity Termination Dates shall be no more than 364 days after the Response Date, including the Response Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Administrator shall notify the Buyer Agents of the contents thereof and shall request each Buyer Agent to approve the Extension Request. Each Buyer Agent approving or denying the Extension Request shall deliver its written approval or denial to the Administrator no later than the Response Date (it being understood that (i) the Buyer Agents may accept or decline such Extension Request in their sole discretion and on such terms as they may elect and (ii) any Buyer Agent that does not respond to any Extension Request on or before the Response Date shall be deemed to have declined), whereupon the Administrator shall notify Seller within two (2) Business Days thereafter as to which Buyer Agents have approved and which Buyer Agents have declined the Extension Request. With respect to any Buyer Agents that approve such Extension Request, the Buyer Agents shall enter into such documents as the Buyer Agents may deem necessary or appropriate to reflect such extension, all reasonable costs and expenses incurred by the Buyers, the Buyer Agents and the Administrator in connection therewith (including reasonable attorneys' fees) shall be paid by the Seller and the Administrator shall promptly notify the Seller, the Buyers and their respective Buyer Agents of the new Liquidity Termination Date; provided, however, that the failure of the Administrator to so notify the Seller of any Buyer Agent's determination to decline any Extension Request shall not affect the understanding and agreement that such Buyer and its respective Buyer Agent (collectively, an "Exiting Buyer") shall be deemed to have declined to grant such Extension Request. Upon the occurrence of the current scheduled Liquidity Termination Date of an Exiting Buyer, the Aggregate Maximum Net Investment shall be reduced by an amount equal to the Maximum Net Investment of such Exiting Buyer.

                  Section 2.06. Additional Buyers. The Seller may, with the written consent of the Administrator and each Buyer Agent, add additional Persons as Buyers. Each new Buyer shall become a party hereto, by executing and delivering to the Administrator and the Seller, an assignment agreement in the form and substance reasonably acceptable to the Administrator.

                                   ARTICLE III

                               BUYER'S ALLOCATION
                               ------------------

                  3.01. Buyer's Allocation. The "Buyer's Allocation" for a Buyer on any day of determination shall be a percentage, not in excess of 100%, equal to the quotient of (i) such Buyer's Pro Rata Portion of the Investment, divided by (ii) the positive result of (a) the aggregate Account Balances of all Eligible Receivables included in the Receivables Pool on the date of determination before giving effect to Collections on such date, less (b) the sum (without duplication) of (i) the aggregate amount by which the Account Balance of Eligible Receivables of each Obligor exceeds the Concentration Limit for such Obligor, and (ii) the amount by which the aggregate Account Balances of Eligible Receivables payable to a Paying Agent exceeds 5% of the aggregate Account Balances of all Eligible Receivables.

                  3.02. Frequency of Computation of the Buyer's Allocation. The Buyer's Allocation for a Buyer shall be initially computed as of the opening of business of the Servicer on the Closing Date. Thereafter, until the Aggregate Net Investment shall be reduced to zero, the Buyer's Allocation for a Buyer shall be automatically recomputed as of the close of business of the Servicer on each Business Day, and the Buyer's Allocation for such Buyer shall constitute the percentage ownership interest for such Buyer in the Receivables Pool on such date; provided, however, that on and after a Liquidation Day and during the continuance of a Liquidation Period, the Buyer's Allocation shall be equal to such Buyer's Allocation as computed on the Business Day immediately preceding the commencement of such Liquidation Period. The Buyer's Allocation for a Buyer shall be reduced to zero at such time as the related Net Investment of such Buyer shall be reduced to zero and the Maximum Net Investment of such Buyer has been reduced to zero, such Buyer shall have received all amounts in respect of accrued and unpaid Cost of Funds of such Buyer, the Program Fee, the Facility Fee and all other amounts payable to such Buyer, its related Buyer Agent and the Administrator pursuant to this Agreement, and the Servicer, provided the Company is not the Servicer, shall have received the accrued Servicer's Compensation.

                                   ARTICLE IV

                               CLOSING PROCEDURES
                               ------------------

                       4.01. Purchase and Sale Procedures.

        (a) General. The sale of the Participation Interests hereunder shall, with respect to the Receivables Pool, transfer ownership to the Buyers of an undivided percentage ownership interest in each Receivable in such Receivables Pool, effective: (i) upon the Closing Date, in the case of Receivables included in the Receivables Pool on such date; and (ii) upon the creation of such Receivable and the simultaneous acquisition thereof by the Seller, in the case of each Receivable subsequently created.

        (b) Indemnity for Failure to Close. If a sale of the Participation Interests fails to occur on the Closing Date as agreed to by the Administrator, the Buyers and the Buyer Agents pursuant to Section 4.04 hereof (other than by virtue of any breach by the Administrator, a Buyer or a Buyer Agent), the Seller shall reimburse the Administrator, the Buyers and the Buyer Agents on demand for any loss, cost or expense (including loss of margin) incurred by such parties with respect to this Agreement, its obligations hereunder or its funding of the proposed Purchase Price (including, without limitation, any loss, cost or expense in obtaining, liquidating or employing deposits as loans from third parties or the loss, cost or expense of issuing its commercial paper notes or short-term promissory notes in order to fund such Purchase Price) until the earlier of (A) the Closing Date as specified in a subsequent Purchase Notice or as agreed to by the Administrator, the Buyers and the Buyer Agents pursuant to
Section 4.04 hereof or (B) the date on which (i) such Buyer redeploys any funds committed to fund such Purchase Price at a rate of return greater than or equal to the Cost of Funds of such Buyer, or (ii) such commercial paper notes or short-term promissory notes become due and payable, as the case may be. Each Buyer or its Buyer Agent shall notify the Seller (in reasonable detail consistent with its customary practices) of the amount determined by such Buyer or Buyer Agent to be necessary to compensate such Buyer for such loss, cost or expense. Such amount shall be due and payable by the Seller to the applicable Buyer ten (10) Business Days after such notice is given.

                  4.02. Conditions Precedent to the First Purchase. The obligation of each Buyer to purchase a Participation Interest from TRFCO on the Closing Date shall be subject to the satisfaction on or before June 3, 2008 of the conditions set forth in Section 4.03 hereof and the following further conditions:

        (a) Standing. The Administrator, each Buyer and each Buyer Agent shall have received (i) from each of the Seller and the Company, a certificate, dated a recent date relative to the Closing Date as determined by the Administrator, of the Secretary of State or other similar official as to its good standing under the Laws of its jurisdiction of organization, and (ii) from the Company, certificates, dated a recent date relative to the Closing Date as determined by the Administrator, of the Secretary of State or other similar official of each other state, if any, in which the Company maintains its Chief Executive Office or principal accounting office.

        (b) Opinions of Counsel. The Administrator, each Buyer and each Buyer Agent shall have received favorable written opinions of Howard Weinreich, Esq., General Counsel of the Company, and of Troutman Sanders, LLP, counsel for the Subsidiary Originators, the Company and the Seller, each dated the Closing Date, each in form and substance acceptable to the Administrator, the Buyers and the Buyer Agents. For the avoidance of doubt, the
Administrator,  the  Buyers  and  the  Buyer  Agents  shall  have  received
favorable   written   opinions   regarding   certain   corporate   matters,
enforceability and perfection issues and the true sale and nonconsolidation nature of the transactions each in form and substance acceptable to the Administrator and the Buyer Agents.

        (c) Financing Statements, etc. The Administrator, each Buyer and each Buyer Agent shall have received evidence satisfactory to it of the completion of all recordings, registrations and filings as may be necessary or, in the opinion of the Administrator and the Buyer Agents, desirable, to evidence or perfect the ownership interests to be acquired by the Buyers hereunder, including, without limitation:

              (i) acknowledgment copies of proper financing statements on Form UCC-1 and/or Form UCC-3 filed on or prior to the Closing Date, (A) naming the Subsidiary Originators as debtor and/or seller, the Company as buyer and/or assignor and the Administrator as secured party/total assignee (in respect of the transfer of Receivables contemplated by the Subsidiary Sale Agreements), (B) naming the Company as debtor and/or assignor, the Seller as buyer and/or assignor and the Administrator as secured party/total assignee (in respect of the transfer of Receivables contemplated by the Sale Agreement) and (C) naming the Seller as debtor and/or seller and Administrator as secured party and/or buyer (in respect of the transfer of the Participation Interests contemplated by this Agreement) or such other similar instruments or documents as may be necessary or, in the opinion of the Administrator or the Buyer Agents, advisable, under Revised UCC Article 9 or any comparable law of all appropriate jurisdictions to evidence or perfect the Buyers' Participation Interests; and

                (ii) evidence of searches satisfactory to the Administrator and the Buyer Agents listing all effective financing statements which name the Subsidiary Originator (or any predecessor entity of such Subsidiary Originator), the Company (or any predecessor entity of the Company) or the Seller as debtor and/or assignor in the jurisdictions in which filings are made pursuant to subsection (i) above (or any other jurisdiction that would have been a necessary or an advisable filing jurisdiction prior to the adoption of Revised UCC Article 9 as in effect in New York), together with copies of such financing statements, none of which (other than the filings made pursuant to subsection (i) above) shall cover any Receivables or the related Contracts, and of tax lien searches satisfactory to the Administrator and the Buyer Agents.

        (d) Lockbox Agreements. The Administrator, each Buyer and each Buyer Agent shall have received duly executed copies of Lockbox Servicing Agreements with each of one or more Permitted Lockbox Banks and an assignment of TRFCO's rights under such Lockbox Servicing Agreements executed by the applicable Permitted Lockbox Bank.

        (e) Seller Assignment Confirmation Certificate. The Administrator, the Buyer and the Buyer Agents shall have received from the Seller, no less than two

(2) Business Days prior to the Closing Date, a certificate (the "Seller Assignment Confirmation Certificate") in substantially the form of Exhibit F-2 hereto, utilizing information as of the last day of the most recently completed Accounting Period for such Closing Date, together with such written documentation of the procedures utilized and calculations made in connection with the preparation of such Seller Assignment Confirmation Certificate as the Administrator, Buyer or Buyer Agents requested. The Administrator, the Buyer and the Buyer Agents shall have received a copy of such Seller Assignment Confirmation Certificate no later than 12:00 P.M. (New York time) one Business Day prior to the Closing Date.

        (f) Responsible Officer Certificate. The Administrator, each Buyer and each Buyer Agent shall have received a certificate of a Responsible Officer, dated the Closing Date, from each of the Seller, the Company and each Originator, in substantially the form attached hereto as Exhibit C, and as to such other matters incident to the transactions contemplated by the Purchase Documents as the Administrator, the Buyers and the Buyer Agents may reasonably request, in form and substance satisfactory to the Administrator, the Buyers and the Buyer Agents. The Administrator, the Buyers and the Buyer Agents may conclusively rely on any such certificate unless and until a later certificate revising the prior certificate is received by the Administrator, the Buyers and the Buyer Agents.

        (g) Certificate of Participation. Each Buyer shall have received on the Closing Date, a Certificate of Participation executed on behalf of the Seller by a Responsible Officer.

        (h) Buyer's Review. The Administrator, each Buyer and each Buyer Agent shall have completed to its satisfaction a review of the Servicer's billing and collection operations and reporting systems.

        (i) Regulatory Approvals. The Company, the Originators and the Seller shall have received all necessary and desirable regulatory approvals, if any, of the transactions under this Agreement, the Sale Agreement and the Subsidiary Sale Agreements.

        (j) Creditors' Consent. The Administrator, each Buyer and each Buyer Agent shall have received evidence that the required lenders under any existing credit agreement to which the Company or any Subsidiary Originator is party, and any other creditors whose consent is required, have granted their consent to the execution and delivery of the Purchase Documents and the consummation of the transactions contemplated hereby and thereby in form and substance satisfactory to the Administrator, the Buyers and the Buyer Agents.

        (k) The Administrator, each Buyer and each Buyer Agent shall have received an executed Omnibus Assignment Agreement. (l) Each Liquidity Agreement shall have been duly executed by, and delivered to, the parties thereto.

                  4.03. Conditions Precedent to Each Purchase, Reinvestment and Increase of Aggregate Net Investment. The obligation of each Buyer to purchase its Participation Interest from TRFCO on the Closing Date, to make a Reinvestment on any date, or to increase the Aggregate Net Investment in the Receivables Pool on any Settlement Date, is subject to the performance by each of the Company, the Servicer and the Seller of its respective obligations hereunder on or before the Closing Date, such date on which a Reinvestment will be made or such Settlement Date, and to the satisfaction of the following further conditions:

        (a) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by the Purchase Documents or the Receivables to be included in the Receivables Pool on the Closing Date, such Settlement Date or such date of such Reinvestment shall be in form and substance satisfactory to the Administrator and each Buyer Agent, and the Administrator and each Buyer Agent shall have received all such originals or certified copies or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrator and each Buyer Agent.

        (b) Representations and Warranties. On and as of such date (i) the representations and warranties of the Seller contained in Article VIII hereof, of the Company contained in the Sale Agreement and of the Subsidiary Originators contained in the Subsidiary Sale Agreements shall be true and correct in all material respects with the same force and effect as though made on and as of the Closing Date, such Settlement Date or such date of Reinvestment (except to the extent that such representations and warranties relate solely to an earlier date), (ii) the Servicer and the Seller shall be in compliance with the respective covenants contained in Article IX hereof, the Company shall be in compliance with its respective covenants contained in the Sale Agreement and the Subsidiary Originators shall be in compliance with their respective covenants contained in the Subsidiary Sale Agreements, and (iii) no Termination Event or Potential Termination Event shall occur as a result of the purchase and sale of the Participation Interests in the Receivables Pool on the Closing Date, such Settlement Date or such date of Reinvestment, or shall have occurred and be continuing or shall exist on the Closing Date, such Settlement Date or such date of Reinvestment.

        (c) Sale Agreement. The Sale Agreement shall be in full force and effect.

        (d) Subsidiary Sale Agreements. The Subsidiary Sale Agreements shall be in full force and effect.

        (e) Liquidity Agreements. Each Liquidity Agreement shall be in full force and effect and Relationship Funding shall have sufficient unused liquidity support (after giving effect to the purchase to occur on such date) pursuant to such Liquidity Agreement.

        (f) Purchase Notice. Each Buyer and its respective Buyer Agent shall have received from the Seller or the Administrator a Purchase Notice in accordance with Section 4.02(e) of this Agreement notwithstanding any reference in Section 4.02(e) to the Closing Date.

        (g) Receipt of Funds. Relationship Funding shall have received from sources available to it funds for such purpose in an amount sufficient to make such purchase.

        (h) Buyers Allocation. After giving affect to such purchase, Reinvestment or increase, each Buyer's Allocation shall not exceed 100% and the Aggregate Buyers' Allocation shall not exceed 100%.

                  4.04. Purchase Price. Subject to the terms and conditions hereof, and relying upon the representations and warranties set forth herein, on the Closing Date, each Buyer shall purchase its Participation Interest in the Receivables Pool from TRFCO in accordance with the Omnibus Assignment Agreement.

                  4.05. Security Interest. (a) The sale of the Participation Interests hereunder shall, except to the extent specified in Section 5.06 hereof, be made without recourse to the Seller with respect to any loss arising from Defaulted Receivables, provided, that nothing contained herein shall limit the rights of the Administrator, the Buyers and the Buyer Agents provided in
Section 2.04, this Section, Article V, Section 6.04 and Articles VII and XI hereof.

         (b) Notwithstanding that the other provisions of this Agreement purport to characterize the conveyance by the Seller to the Buyers as effecting the sale by the Seller, to the Buyers, of undivided percentage ownership interests in and to the Receivables Pool, Seller and the Buyers acknowledge and agree that, under applicable law, said conveyance may constitute a conveyance intended as security. Accordingly, to secure all of the Seller's obligations (monetary or otherwise) owing to the Buyers or the Administrator under this Agreement and the Purchase Documents to which Seller is a party, whether now or hereafter arising, due or to become due, direct or indirect, absolute or contingent, the parties hereto intend that the financing arrangements from the Buyers in favor of the Seller be secured by a Lien in favor of the Administrator (on behalf of the Buyers) against all Purchased Receivables and the other collateral described below (including proceeds). To that end, this Agreement is intended to constitute a security agreement under Revised UCC Article 9, as in effect in New York, for purposes of the attachment of such Lien. In furtherance thereof, the Seller granted to TRFCO pursuant to the Existing Agreement (and does hereby ratify and confirm its grant to TRFCO pursuant to the Existing Agreement of) a first priority security interest in and against all of the Seller's right, title and interest in and to the Purchased Receivables (including the proceeds thereof) and hereby grants to the Administrator, on behalf and for the benefit of the Buyers, on the terms and conditions of this Agreement a first priority security interest in and against all of the Seller's right, title and interest in and to the following:(A) Purchased Receivables (including the proceeds thereof): (B) all Collections with respect to such Purchased Receivables (C) the Permitted Lockboxes and Lockbox Accounts (including but not limited to the Lockbox Account referenced on Exhibit G hereto), whether constituting deposit accounts or otherwise, and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lockbox Accounts (collectively, the "Lockbox and Lockbox Account Collateral"); (D) the Purchase Documents (but none of the obligations), including any and all supporting obligations, and any and all security interest or other liens in and to any and all personal property securing any right to payment or performance under any Purchase Document; (E) to the extent not otherwise included in the foregoing, all accounts, general intangibles (including but not limited to payment intangibles) and instruments (as such terms are defined in Revised UCC Article 9, as in effect in New York); and (F) all proceeds of, and all amounts received or receivable under any or all of the foregoing for the purposes of securing such obligations of the Seller and the rights of the Administrator, the Buyers and the Buyer Agents under this Agreement.

         (c) For avoidance of doubt, the following shall apply for purposes of subsection (b), above: (i) the Purchased Receivables, Lockbox and Lockbox Account Collateral, accounts, general intangibles and instruments, and other personal property, included as collateral covered under this Agreement include all such personal property in existence as of the Initial Closing Date, and the Closing Date as well as all such personal property thereafter arising, created or acquired, and that, insofar as this Agreement is held to secure indebtedness, the collateral also secures future advances; (ii) Seller acknowledges and consents to the assignment by TRFCO to the Administrator, on behalf and for the benefit of the Buyers, of all of TRFCO's right, title and interest in the security interest granted by the Seller to TRFCO pursuant to the Existing Agreement; (iii) references in this Agreement to "Purchased Receivables", and like references, are to be construed, mutatis mutandis, to reflect a conveyance intended as security rather than an outright conveyance; and (iv) in the event that the conveyance of the undivided percentage ownership interest in and to the Purchased Receivables in fact were held to be a true sale thereof from Seller to Buyers, then, notwithstanding such treatment, the security interest grant under subsection (b) nevertheless would remain valid and enforceable in and to the Lockbox and Lockbox Account Collateral, to secure Seller's obligations as aforesaid.

         (d) The Seller hereby authorizes the Administrator, the Buyers and the Buyer Agents to file appropriate initial financing statements, and amendments thereto, to the extent provided in Section 9-509(b) of Revised UCC Article 9, as in effect in New York, in connection with the transactions referenced in subsections (b) and (c) above.

                  4.06. Non Assumption by the Buyers of Obligations. No obligation or liability of the Seller to any Obligor under any Purchased Receivable or Contract shall be assumed by the Administrator, any Buyer or any Buyer Agent hereunder or under any Certificate of Participation, and any such assumption is hereby expressly disclaimed. The Administrator, each Buyer and each Buyer Agent shall be indemnified by the Seller in accordance with Section
11.04 hereof in respect of any losses, claims, damages, liabilities, costs or expenses arising out of or incurred in connection with any Obligor's assertion of such obligation or liability against the Administrator, any Buyer or any Buyer Agent.

                  4.07. Character of Receivables Added to Receivables Pools. All Receivables acquired by the Seller pursuant to the Sale Agreement shall be included in the Receivables Pool immediately upon the Seller's acquisition thereof. All such Receivables will comprise only one Receivables Pool.

                  4.08. Fifth Third Liquidity Agreement. Notwithstanding Sections 4.03(e) and (g) above at all times prior to the Liquidity Termination Date under the Fifth Third Liquidity Agreement, Fifth Third shall provide to Relationship Funding (a) sufficient unused liquidity support (after giving effect to the purchase to occur hereunder) pursuant to such Liquidity Agreement and (b) funds in an amount sufficient for Relationship Funding to make a purchase hereunder.


                                    ARTICLE V

                            SETTLEMENTS; ADJUSTMENTS
                            ------------------------

                  5.01. Settlement Statements. The Seller shall, or shall cause the Servicer to, submit to the Administrator and each Buyer Agent not less than two (2) Business Days prior to each Settlement Date, a Settlement Statement signed by a Responsible Officer dated as of such Settlement Date and including information in respect of the Receivables Pool as of the last day of the Accounting Period most recently completed. The execution and delivery of any Settlement Statement shall constitute a representation and warranty by the Seller and the Servicer that the information contained therein is true and correct as of the date thereof. Such Settlement Statement shall be accompanied by such other information as the Administrator or the Buyer Agents may reasonably request. Subject to the terms and conditions of this Agreement, if the Seller requests on a Settlement Statement relating to a Settlement Period then ending that the Aggregate Net Investment be increased to an amount in excess of the Aggregate Net Investment as of the Settlement Date relating to the immediately preceding Settlement Period, each Buyer shall initiate a wire transfer to Seller not later than 3:00 P.M. (New York time) on the Settlement Date relating to the Settlement Period then ending its Pro Rata Portion of the amount of such increase in the Aggregate Net Investment; provided, that such increase in the Aggregate Net Investment shall not cause (i) the Aggregate Net Investment to exceed the Aggregate Maximum Net Investment then in effect or (ii) the Net Investment of a Buyer to exceed the Maximum Net Investment of such Buyer then in effect. The Seller may request a reduction in the Net Investment in accordance with Section 2.03(b).

                  5.02. Receivables Status. Upon ten (10) Business Days' notice from the Administrator or a Buyer Agent, the Seller or the Servicer will furnish or cause to be furnished to the Administrator, the Buyers and the Buyer Agents a written report, signed by a Responsible Officer, containing such information as the Administrator or a Buyer Agent may reasonably request (in such form as the Administrator or a Buyer Agent may reasonably request), which shall include, without limitation, with respect to the Participation Interests (a) the Account Balances of all Purchased Receivables, together with all Collections, Dilutions, and other adjustments to such Receivables since the date of the last written report furnished to such parties, and an aging of all Purchased Receivables as of a date no later than the date of such notice; and (b) an analysis and explanation of significant variances, if any, between actual Collections of Purchased Receivables during such Settlement Period and historical collections experience.

                  5.03. Non-Liquidation Settlements.

        (a) Daily Settlements. On each day (other than a Liquidation Day) with regard to each Settlement Period, each Buyer shall be allocated an amount of Collections equal to the product of (i) the Buyer's Allocation of such Buyer, expressed as a decimal, and (ii) Collections, if any, with respect to the Purchased Receivables on such day. The Servicer shall hold in trust for the benefit of such Buyer out of such amount in respect of such Buyer's Allocation an amount equal to the Cost of Funds of such Buyer and Program Fee Amount of such Buyer accrued through such day and not previously so held (whether or not accrued during the current Settlement Period), and (following such allocation) shall hold in trust for its own account an amount, if available, equal to the Servicer's Compensation accrued through such day for the Participation Interests and not previously so held and (following such allocation) shall hold in trust for the account of such Buyer an amount, if available, equal to the Facility Fee Amount of such Buyer accrued through such day and not previously so held. The remainder of such amount in respect of the Buyer's Allocation of such Buyer (the "Remainder") shall, subject to the terms and conditions of this Agreement, be utilized by the Servicer to make a Reinvestment in the Receivables Pool in the amount of the Remainder, subject to Sections 2.01 and 4.03 hereof, and after giving effect to any allocation of new Receivables to the Receivables Pool. Any portion of the Remainder not applied to a Reinvestment shall be held by the Servicer in accordance with subsection (d) below. The Remainder, or any portion thereof, which is applied to a Reinvestment, and any amount of Collections which were not allocated to the Buyers pursuant to the first sentence of this Section 5.03(a), shall be remitted by the Servicer to the Seller. Notwithstanding the foregoing, in the event that at the end of any Settlement Period the amounts held in trust for the benefit of the Buyers pursuant to the second sentence of this Section 5.03(a) and not previously paid to the Buyer are less than the accrued and unpaid Aggregate Cost of Funds and Program Fee Amount for such Settlement Period, then any amount which had been deemed to be a Remainder during such Settlement Period (up to the amount of such deficit in the amount available to pay the Cost of Funds and Program Fee Amount of all Buyers) shall be deemed to have been held in trust for the benefit of the Buyers pursuant to the second sentence of this Section 5.03(a).

        (b) Settlement Period. On each Settlement Date (other than a Settlement Date relating to a Settlement Period during which a Liquidation Day occurs), the Servicer shall pay to the Buyers and the Servicer the amounts held in trust for the benefit of the Buyers and the Servicer, respectively, pursuant to subsection
(a) above and not previously paid to the Buyers and the Servicer, respectively.

        (c) Deemed Collections. If on any day the Account Balance of a Purchased Receivable is reduced as a result of a Dilution with respect to such Purchased Receivable, the Servicer shall be deemed to have received on such day a Collection of Purchased Receivables in the amount of such reduction. If on any day any of the representations and warranties of the Seller set forth in Section 8.02(b) and (c) is no longer true or was not true when made with respect to such Purchased Receivable, or if any of the representations and warranties of the Seller set forth in Section 8.02(a) was not true when made, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

(d) Unreinvested Collections. Any portion of the Remainder which may not be immediately applied to Reinvestments in the Participation Interests in accordance with Section 5.03(a) for any reason, shall be so reinvested as soon as practicable without violating any provisions of this Agreement; provided, however, that if any portion of the Remainder has not been applied to Reinvestments in the Participation Interest for any reason on or before the date which is two (2) Business Days after the Servicer receives such portion of the Remainder, the Servicer shall pay such portion of the Remainder to the Buyers on such second Business Day. The Net Investment of each Buyer shall be deemed reduced in the amount to be paid to such Buyer only when in fact so paid.

        (e) Notwithstanding anything to the contrary contained herein, if, on any Settlement Date which is not a Liquidation Day (after giving effect to all payments required to be made by the Seller or the Servicer to or for the account of the Buyers pursuant to this Section 5.03 and any increase in the Net Investment of the Buyers effected on such day), the Aggregate Buyers' Allocation shall exceed one hundred percent (100%), the Seller shall make a payment of an amount in immediately available funds to the Buyer Agents for the account of the applicable Buyers as a reduction of the Net Investment of the Buyers such that, after giving effect to such payment, the Aggregate Buyers' Allocation is equal to one hundred percent (100%).

                  5.04. Liquidation Settlements.

         (a) Notwithstanding the provisions of Sections 5.03(a) and (b) hereof, on each Liquidation Day with regard to each Settlement Period, the Servicer shall allocate to the Administrator (on behalf of each Buyer), and hold in trust for the benefit of the Administrator (on behalf of each Buyer) for payment in accordance with Section 5.04(b), an amount of Collections equal to the product of (i) such Buyer's Allocation, and (ii) Collections in respect of the Purchased Receivables for such Liquidation Day. The Collections allocated to the Administrator on behalf of each Buyer pursuant to this section shall be allocated on a daily basis (i) first, to the payment of any Cost of Funds and Program Fee accrued and owing to each Buyer, (ii) second, subject to Section 6.06(e), to the payment of any Servicer's Compensation accrued and owing to the Servicer, (iii) third, to make payment in respect of any Facility Fee accrued and owing to each Buyer, (iv) fourth, to make payment in respect of the Aggregate Net Investment, and (v) fifth, to the payment of any other amount accrued and owing to the Administrator, the Buyers and the Buyer Agents under this Agreement. Any amount of such Collections which were not allocated to the Administrator (on behalf of each Buyer) pursuant to the first sentence of this
Section 5.04 on such Liquidation Day shall be remitted by the Servicer to the Seller.

         (b) Collections held by the Servicer (on behalf of the Administrator) on behalf of each Buyer pursuant to this Section 5.04 shall be remitted to the Administrator on or before the date which is two (2) Business Days after the Servicer receives such Collections.

                  5.05. Allocation of Collections.

         (a) Except as required by Law or the underlying Contract, if any Obligor is obligated under one or more Purchased Receivables and also under one or more Contracts not constituting Purchased Receivables, then any payment received from or on behalf of such Obligor shall be applied (i) to a specific Contract if the Obligor designates such payment to be so applied, or (ii) to the Purchased Receivables in the order in which payments are due thereunder if the application of such payment is not so designated.

         (b) Notwithstanding any other provision of this Agreement, no Buyer is entitled to receive any portion of Collections once the Net Investment of such Buyer is reduced to zero and the Seller has no remaining payment obligations to such Buyer or its related Buyer Agent under this Agreement.

                  5.06. Deferred Purchase Price. On the Closing Date, and, thereafter, in each Settlement Statement, the Servicer shall calculate, as of the last day of the Accounting Period most recently completed, the amount (the "Deferred Purchase Price") equal to the Credit Enhancement Reserve, provided, that on and after a Liquidation Day and during the continuance of a Liquidation Period, the Deferred Purchase Price shall be equal to the Deferred Purchase Price as computed on the Business Day immediately preceding the commencement of such Liquidation Period.

                  5.07. Treatment of Collections and Deemed Collections. Any Collections deemed to be received pursuant to this Agreement shall be paid by the Seller to the Servicer in same day funds on the date of such deemed receipt. The Servicer shall hold or distribute all Collections deemed received pursuant to Sections 5.03 and 5.04 hereof to the same extent as if such Collections had actually been received. So long as the Servicer shall hold any Collections or deemed Collections required to be paid to the Administrator, the Buyers or the Buyer Agents, it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust.


                                   ARTICLE VI

                            PROTECTION OF THE BUYER;
                         ADMINISTRATION AND COLLECTIONS
                         ------------------------------

                  6.01. Maintenance of Information and Computer Records. The Seller will, or will cause the Servicer to, hold in trust and keep safely for the Buyers all evidence of each Buyer's right, title and interest in the Receivables Pool. The Seller will, or will cause the Servicer to, on or prior to the Closing Date, and with respect to all Receivables that are added to the Receivables Pool after the Closing Date, on each respective date such Receivables are added, place an appropriate code or notation in its Records to indicate those Receivables which are or which will be included in the Receivables Pool.

                  6.02. Protection of the Interests of the Buyers.

         (a) The Seller will, or will cause the Servicer to, from time to time do and perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statements, continuation statements, each Certificate of Participation and notices of each Certificate of Participation relating to the Participation Interests for filing under the provisions of Revised UCC Article 9 of any applicable jurisdiction, the execution, amendment or supplementation of any instrument of transfer, and the making of notations on the Records of the Seller) as may be reasonably requested by the Administrator in order to effect the purposes of this Agreement and the sale of the Participation Interests hereunder and to perfect each Buyer's right, title and interest in the Receivables Pool and all Collections with respect thereto against all Persons whomsoever.

         (b) To the fullest extent permitted by applicable Law, the Seller hereby irrevocably grants to the Administrator, each Buyer and each Buyer Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to sign and file in the name of the Seller, or in its own name, financing statements and continuation statements and amendments thereto with respect to such Buyer's Participation Interest in the Purchased Receivables and, to the extent that Section 4.05(c) hereof is applicable, with respect to such Buyer's security interest in the Purchased Receivables.

        (c) At any reasonable time and from time to time at a Buyer Agent's reasonable request upon notice to the Seller, the Company or the Servicer, the Seller, the Company or the Servicer, as the case may be, shall permit such Person as such Buyer Agent may designate to conduct audits or visit and inspect any of the properties of the Seller, the Company or the Servicer, as the case may be, to examine the Records, internal controls and procedures maintained by the Seller, the Company or the Servicer, as the case may be, and take copies and extracts therefrom, and to discuss the Seller's, the Company's or the Servicer's, as the case may be, affairs with its officers, employees and independent accountants. Each of the Seller, the Company and the Servicer hereby authorizes such officers, employees and independent accountants to discuss with such Buyer Agent the affairs of the Seller, the Company or the Servicer, as the case may be. The Seller shall reimburse such Buyer Agent for all reasonable fees, costs and expenses incurred by or on behalf of such Buyer Agent in connection with the foregoing actions, subject to the limitations contained in
Section 11.01, promptly upon receipt of a written invoice therefor.

        (d) Each Buyer shall have the right to do all such acts and things as it reasonably may deem necessary to protect its interests under this Agreement, including, without limitation, confirmation and verification of Purchased Receivables; provided, however, that each Buyer, each Buyer Agent and the Administrator hereby agree not to contact any Obligor unless permitted by
Section 6.07(e).

                  6.03. Maintenance of the Location of Writings and Records. The Seller will at all times until completion of a Complete Servicing Transfer keep or cause to be kept at its Chief Executive Office, or at such other office of the Seller or an office of the Servicer designated in advance to the Administrator, the Buyers and the Buyer Agents, separate and apart from all other Records of the Servicer or the Company, each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Administrator, the Buyers and the Buyer Agents or their designee to determine at any time the status of, the Participation Interests of the Buyers in each Purchased Receivable; provided, that any Records may be stored at other locations to the extent temporary location elsewhere is necessary in connection with litigation, repossession, other collection activities or other usual business purposes. The Seller shall, if requested by the Administrator, at its own expense prepare and maintain machine-readable magnetic tapes in such format as the Administrator, in its sole discretion, may require pertaining to the Purchased Receivables.

                  6.04. Information. The Seller will, or will cause the Servicer to, furnish to the Administrator, the Buyers and the Buyer Agents such additional information with respect to the Purchased Receivables (including but not limited to the Credit and Collection Policy) as the Administrator, the Buyers and the Buyer Agents may reasonably request. The Seller will also furnish to each such party all modifications, adjustments or supplements to the Credit and Collection Policy as in effect on the date hereof; provided, however, that neither the Seller nor the Company shall (nor shall the Company permit any Subsidiary Originator to), without the Administrator's and each Buyer Agent's prior written consent, alter its credit, enforcement and other policies (pertaining to the Staffing Solutions Business) as in effect from time to time if the effect of any alteration thereof would be to materially adversely affect the collectibility of the Purchased Receivables. If any such alteration made without the Administrator's and the Buyer Agents' consent is later determined by the Administrator and Buyer Agents to have had a material adverse effect on the collectibility of Purchased Receivables, then the Seller or the Company, as the case may be, shall promptly revise (or, in the case of a Subsidiary Originator, the Company shall promptly cause that Subsidiary Originator to revise) such policies in order to prevent any such material adverse effect from occurring thereafter, and the Purchased Receivables that, in the sole judgment of the Administrator and Buyer Agents, became uncollectible due to such change shall be deemed collected and shall be treated as deemed Collections pursuant to Section
5.07 hereof. Promptly upon becoming aware of any Termination Event or Potential Termination Event, the Servicer shall give the Administrator, the Buyers and the Buyer Agents notice thereof.

                  6.05. Performance of Undertakings Under the Purchased Receivables; Indemnification. The Company will at all times observe and perform, or cause to be observed and performed, all obligations and undertakings to the Obligors arising in connection with each Purchased Receivable or related Contract and neither the Company nor the Seller will take any action or cause any action to be taken to impair the rights of the Seller to the Receivables or the rights of each Buyer to its Participation Interest in the Purchased Receivables, in each case except as otherwise provided in this Agreement. In such connection, each Buyer shall be indemnified by the Seller in accordance with Section 11.04 hereof, by the Company in accordance with the Sale Agreement and by the Subsidiary Originators in accordance with the Subsidiary Sale Agreements in respect of any losses, claims, damages, liabilities, costs or reasonable expenses incurred or arising out of any action taken or caused to be taken by the Originators, Company or the Seller which impairs the Seller's rights to the Receivables or each Buyer's rights to its Participation Interest in the Purchased Receivables.

                  6.06. Administration and Collections; Indemnification.

         (a) General. Until a Complete Servicing Transfer shall have occurred, the Company hereby is appointed as the initial Servicer hereunder and, in such capacity, will be responsible for the administration, servicing and collection of the Purchased Receivables; provided, however, that upon written approval by the Administrator such duties may be delegated by the Company to any of its Affiliates or a third party (without impairment of the Company's obligations as Servicer). If and to the extent that the Company or any of its Affiliates or any such third party is performing such functions, the Company agrees to exercise or cause such Affiliate or third party to exercise the same degree of skill and care and apply the same standards, policies, procedures and diligence that it applies to the performance of the same functions with respect to accounts owned by the Company.

         (b) Administration. The Servicer shall, to the maximum extent permitted by Law, have the power and authority, on behalf of the Administrator, the Buyers and the Buyer Agents as part of the Servicer's administrative and servicing obligations hereunder, to take such action in respect of any such Purchased

Receivable as the Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods; provided, however, that the Servicer may not under any circumstances compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Account Balance of the related Contract for any Purchased Receivable, except in accordance with the Credit and Collection Policy or otherwise with the Administrator's and each Buyer Agent's prior written consent. The Servicer undertakes to comply with each of the covenants of the Seller included herein in respect of which the Seller undertakes to cause the Servicer to take or avoid taking actions specified therein, and further agrees to perform the Servicer's obligations under Article II of the Sale Agreement.

         (c) Enforcement Proceedings. In the event of a default under any Purchased Receivable before a Servicer Event, the Servicer shall, at the Seller's expense, to the maximum extent permitted by Law, have the power and authority, on behalf of the Administrator, the Buyers and the Buyer Agents as part of the Servicer's administrative and servicing obligations hereunder, to take any action in respect of any such Purchased Receivable as the Servicer may deem advisable; provided, however, that the Servicer or the Seller, as the case may be, shall take no enforcement action (judicial or otherwise) with respect to such Purchased Receivable, except in accordance with the Credit and Collection Policy or otherwise with the written consent of the Administrator. The Servicer or the Seller, as the case may be, will apply or will cause to be applied at all times before a Servicer Event the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Purchased Receivables as is applied and followed with respect to like accounts not owned by a Buyer. In no event shall the Servicer or the Seller, as the case may be, be entitled to make or authorize any Person to make the Administrator, any Buyer or any Buyer Agent a party to any litigation without such party's express prior written consent.

         (d) Obligations of the Administrator, the Buyers and the Buyer Agents. The Administrator, the Buyers and the Buyer Agents may (consistent with this Agreement), but shall have no obligation to, take any action or commence any proceeding to realize upon any Purchased Receivable. At such time as the Servicer or the Seller, as the case may be, has any obligation to pursue the collection of Purchased Receivables and the Administrator, a Buyer or a Buyer

Agent possesses any documents necessary therefor, such party agrees to furnish such documents to the Servicer or the Seller, as the case may be, to the extent and for the period necessary for the Servicer or the Seller, as the case may be, to comply with its obligations hereunder.

         (e) Servicer's Compensation. The "Servicer's Compensation" for performing its responsibilities as the servicer with respect to any Purchased Receivables on any day shall be equal to the quotient of (A) the product of (1) one-half of one percent (0.50%), and (2) the Account Balances of Purchased Receivables on such day, divided by (B) 360. Subject to Section 6.07(a), the Servicer's Compensation shall be retained by the Servicer in accordance with
Section 5.03 hereof or paid to the Servicer by each Buyer in the event Collections are applied in accordance with Section 5.04 hereof; provided, however, that if the Company is the Servicer, the Servicer's Compensation shall not be paid on or after any day on which a Termination Event shall have occurred and be continuing.

         (f) Indemnity. The Servicer shall indemnify the Administrator, the Buyers and the Buyer Agents in respect of any losses, claims, damages, liabilities, costs or reasonable expenses incurred or arising out of any action taken or caused to be taken by the Servicer under this Section 6.06.

                  6.07. Complete Servicing Transfer.

         (a) General. If at any time a Servicer Event shall have occurred and be continuing, the Administrator may, or shall, upon the written consent of the Majority Buyers, by notice in writing to the Seller and the Company, terminate the Company's capacity as Servicer in respect of the Purchased Receivables (such termination referred to herein as a "Complete Servicing Transfer"), notify Obligors of its interest in the Purchased Receivables, take control of the Permitted Lockboxes and the Lockbox Accounts and exercise all other incidences of ownership in the Purchased Receivables. After a Complete Servicing Transfer, the Administrator may administer, service and collect the Purchased Receivables itself, and in such event may retain the Servicer's Compensation for its own account, in any manner it sees fit consistent with applicable law, including, without limitation, by compromise, extension or settlement of such Purchased Receivables.

         (b) Transition. The Company, within ten (10) Business Days after receiving a notice pursuant to Section 6.07(a) hereof, shall, at its own cost and expense, deliver or cause to be delivered to the Administrator and each Buyer Agent (i) a schedule of the Purchased Receivables indicating as to each such Purchased Receivable information as to the related Obligor, the Account Balance as of such date of the related Contract and the location of the evidences of such Purchased Receivable and related Contract, together with such other information as the Administrator or any Buyer Agent may reasonably request and (ii) all evidence of such Purchased Receivables and related Contracts and such other Records related thereto (including, without limitation, true copies of any computer tapes and data in computer memories) as the Administrator or any Buyer Agent may reasonably deem necessary to enable it to protect and enforce the Buyers' rights to, or its position as owner of, a Participation Interest therein. After any such delivery, neither the Seller nor the Company will hold or retain any executed counterpart or any document evidencing such Purchased Receivables or related Contracts without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against the related Obligor or any other Person.

         (c) Collections. From and after the occurrence of a Complete Servicing Transfer, the Seller and the Servicer will cause to be transmitted and delivered directly to the Administrator on behalf of the Buyers, forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected by the Administrator) on account of the Buyers' Participation Interests in the Purchased Receivables. Such Collections shall remain subject to the provisions herein pertaining to allocation and application of Collections, including without limitation Sections
5.03 and 5.04 hereof. All such Collections consisting of cash shall not be commingled with other items or monies of the Seller, the Company, or any Originator for a period longer than two (2) Business Days. If the Administrator receives items or monies that are not payments on account of the Buyers' Participation Interests in the Purchased Receivables, such items or monies shall be delivered promptly to the Seller after being so identified by the Administrator. The Seller hereby irrevocably grants the Administrator an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps with respect to the Purchased Receivable consistent with applicable law and which the Administrator, in its reasonable discretion, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or transmitted to or received by the Administrator, a Buyer or a Buyer Agent (whether or not from the Seller or any Obligor) in connection with the Buyers' Participation Interests in such Purchased Receivable; provided, however, that the Administrator hereby agrees not to exercise such power of attorney unless a Servicer Event shall have occurred and be continuing. The Administrator, the Buyers and the Buyer Agents will provide such periodic accountings and other information related to disposition of funds so collected as the Seller may reasonably request.

         (d) Collection and Administration at Expense of Company. The Company agrees that, in the event of a Complete Servicing Transfer, it will reimburse the Administrator, the Buyers and the Buyer Agents for all reasonable out-of-pocket expenses (including, without limitation, attorneys' and accountants' and other third parties' fees and expenses, expenses incurred by each such party's credit recovery group (or any successor), expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Seller, the Company or any Originator) incurred by the Administrator, the Buyers and the Buyer Agents in connection with and following the transfer of functions following a Complete Servicing Transfer (excluding, however, the fees of any successor Servicer), except insofar as arising out of or relating to their gross negligence or willful misconduct.

         (e) Payments by Obligors. At any time, and from time to time following a Complete Servicing Transfer, or if a Servicer Event or a Termination Event or a Potential Termination Event pursuant to Section 10.01(j) shall have occurred and be continuing, the Seller, the Company and the Servicer shall permit such Persons as the Administrator may designate to open and inspect all mail (pertaining to the Staffing Solutions Business) received by the Seller, the Company or the Servicer, or by any Paying Agent that is an Affiliate of the Company or the Seller, at any of its offices, and to remove therefrom any and all Collections or other correspondence from Obligors, the Seller, the Originators or the Company in respect of Purchased Receivables. All Collections received by the Administrator, the Buyers and the Buyer Agents shall be applied in accordance with Section 5.05 hereof. The Administrator shall be entitled to notify the Obligors of Purchased Receivables to make payments directly to the Administrator or the Buyer Agents of amounts due thereunder at any time and from time to time following the occurrence of (i) a Servicer Event, (ii) a Complete Servicing Transfer, or (iii) a violation by the Seller of the provisions of
Section 6.08 hereof.

                  6.08. Lockboxes. The Seller and the Company hereby agree (i) to direct all Obligors (or their Paying Agent) to submit all Collections on account of Purchased Receivables either (A) to the Permitted Lockbox maintained at the Permitted Lockbox Bank for deposit in the Lockbox Account or (B) directly to the Lockbox Accounts; (ii) to cause the Servicer to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Purchased Receivables; (iii) to cause the Servicer to apply all such Collections as provided in this Agreement; and (iv) not to amend or modify any term, with respect to the disposition of such Collections or any other amounts received by the Seller, the Originators, the Company, the Servicer, the Paying Agents or any Permitted Lockbox Bank, of this Agreement, the Lockbox Servicing Agreement or any other related agreement (including instructions with respect thereto) without the prior written consent of the Administrator and Buyer Agents to such amendment or modification.


                                   ARTICLE VII

                              REPURCHASES BY SELLER
                              ---------------------

                  7.01. Repurchases. If on the last day of a Settlement Period the Aggregate Net Investment shall be equal to or less than ten percent (10%) of the Aggregate Maximum Net Investment as of the Closing Date, the Seller shall be entitled on such last day to repurchase the Participation Interests from the Buyers upon at least ten (10) Business Days' prior written notice to the Administrator, the Buyers and the Buyer Agents.

                  7.02. Repurchase Price. In the case of a repurchase by the Seller pursuant to Section 7.01 hereof, the Seller shall, on the date of such repurchase, pay to each Buyer, as the repurchase price thereof, an amount equal to the sum of (i) the Net Investment of such Buyer as of such date, plus (ii) the Cost of Funds of such Buyer and Program Fee Amount of such Buyer accrued and owing as of such date, plus (iii) if the Servicer is not the Company or an Affiliate, the accrued Servicer's Compensation as of such date, plus (iv) all other amounts due to such Administrator, the Buyers and the Buyer Agents hereunder (including, without limitation, the Facility Fee Amount of each Buyer), plus (v) any loss, cost or expense incurred by the Administrator, the Buyers and the Buyer Agents as the result of the repayment of the Net Investment of the Buyers prior to the maturity date of any (a) loans made to the Buyers by third parties or (b) commercial paper notes or short-term promissory notes issued by the Buyers, in each case for the purpose of maintaining the Participation Interests.

                  7.03. Reassignment of Repurchased Receivables. Upon receipt of the purchase price of the Participation Interests pursuant to Section 7.02 hereof, the Buyers shall reassign to the Seller such Buyer's Participation Interest in the Purchased Receivables, without recourse, representation or warranty (except for the warranty that upon the reassignment to the Seller of such Buyer's Participation Interest in such Purchased Receivables, no Lien created by such Buyer will affect the Purchased Receivables).

                  7.04 Obligations Not Affected. The obligations of the Seller to the Administrator, the Buyers and the Buyer Agents under this Article VII shall not be affected by any invalidity, illegality or irregularity of any Purchased Receivable, the related Contract or the sale thereof, except and to the extent that any such invalidity, illegality or irregularity is caused by the gross negligence or willful misconduct of the Administrator, such Buyer or such Buyer Agent.


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  8.01. General Representations and Warranties of the Seller. The Seller, in addition to its other representations and warranties contained herein or made pursuant hereto, hereby represents and warrants to the Administrator, the Buyers and the Buyer Agents, on and as of the date hereof, the Closing Date, each Settlement Date on which the Net Investment of a Buyer is increased, and each date on which a Reinvestment is made, that:

         (a) Organization and Qualification. The Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities, or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its business, operations, properties or financial condition. All of the Seller's issued and outstanding stock is owned by the Company, free of any Liens, and has been fully paid and is nonassessable.

         (b) Authorization. The Seller has the corporate power and authority to execute and deliver the Purchase Documents, to convey the Participation Interests to the Buyers, and to perform its obligations hereunder and thereunder.

         (c) Execution and Binding Effect. Each of the Purchase Documents executed by the Seller (except each Certificate of Participation) has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller that is enforceable against the Seller in accordance with its terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws which may be applied in the event of the bankruptcy or insolvency of such Obligor, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). When duly executed and delivered by the Seller under the provisions hereof, each Certificate of Participation will constitute a legal, valid and binding assignment by the Seller that is enforceable against the Seller in accordance with the terms thereof and hereof except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws which may be applied in the event of the bankruptcy or insolvency of such Obligor, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), which will vest absolutely and unconditionally in each Buyer a valid Participation Interest in accordance with the terms of this Agreement, in the Purchased Receivables purported to be assigned thereby, subject to no Liens whatsoever except as may arise under this Agreement and the Program Support Agreements and other Permitted Liens. Upon the filing of the financing statements required under
Section 4.02(c) hereof, each Buyer's Participation Interest will be perfected under Revised UCC Article 9 as in effect in New York, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws which may be applied in the event of the bankruptcy or insolvency of such Obligor, and
(ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).


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

         (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Seller, advisable in connection with the Seller's execution and delivery of the Purchase Documents, its consummation of the transactions herein or therein contemplated or its performance of or its compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof as against the Seller, or to ensure that each Buyer will have its Participation Interest in and to the Purchased Receivables perfected and prior to all other Liens (including competing ownership interests), other than the filing of financing statements under Revised UCC Article 9 in the jurisdictions required under Section 4.02(c) hereof.

         (e) Absence of Conflicts. Neither the Seller's execution and delivery of the Purchase Documents, nor its consummation of the transactions herein or therein contemplated, nor its performance of or the compliance with the terms and conditions hereof or thereof, will (i) violate any Law applicable to it or
(ii) conflict with or result in a breach of or a default under (A) the articles or certificate of incorporation or by-laws of the Seller or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements, to which the Seller is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

         (f) Location of Chief Executive Office, Etc. As of the Initial Closing Date (i) the Seller's Chief Executive Office is located at 560 Lexington Avenue, New York, New York 10022, (ii) the Seller has only the Affiliates identified in Exhibit D hereto, and (iii) the Seller has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy) within the past ten (10) years.

         (g) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

         (h) Accurate and Complete Disclosure. No information, whether written or oral, furnished by the Seller to the Administrator, the Buyers and the Buyer Agents pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

         (i) No Proceedings. There are no proceedings or investigations pending (or, to the Seller's knowledge, threatened) before any court, official body, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of the Purchase Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Documents, or (C) seeking any determination or ruling that could materially and adversely affect (i) the performance by the Seller or the Servicer of its obligations under this Agreement, or (ii) the validity or enforceability of the Purchase Documents, the Contracts or any material amount of the Receivables.

         (j) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (k) Litigation. No injunction, decree or other decision has been issued or made by any court, government or agency or instrumentality thereof with respect to or affecting the Seller and no litigation, investigation or proceeding of the type referred to in Section 9.01(j) exists.

         (l) Margin Regulations. The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

         (m) Not an Investment Company. The Seller is not and will not become as a result of the transactions contemplated by the Purchase Documents, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  8.02. Representations and Warranties of the Seller with Respect to Each Sale of Receivables. By selling the Participation Interest in the Receivables Pool to the Buyers (including by Reinvestment), the Seller represents and warrants to the Administrator, the Buyers and the Buyer Agents as of the date of such sale or Reinvestment and as of each Settlement Date on which the Net Investment of a Buyer is increased (in addition to its other representations and warranties contained herein or made pursuant hereto) that:

         (a) Account Balances; Purchase Notice. If such sale is on the Closing Date, the Account Balances of the related Contracts for the Purchased Receivables are the respective amounts therefor set forth in the Purchase Notice, and all information set forth on such Purchase Notice is true and correct as of such Closing Date.

         (b) Assignment. Each Certificate of Participation vests in the applicable Buyer all the right, title and interest of the Seller in and to the Purchased Receivables (to the extent of such Participation Interest), and constitutes a valid sale thereof, in each case in accordance with the terms of this Agreement, enforceable against all creditors of and purchasers from the Seller except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws which may be applied in the event of the bankruptcy or insolvency of the Seller, and
(ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (c) No Liens. Each Purchased Receivable, together with the related Contract and all purchase orders and other agreements related to such Purchased Receivable, is owned by the Seller free and clear of any Lien, except as provided herein, and when a Buyer purchases its Participation Interest in such Purchased Receivables it shall have acquired and shall continue to have maintained an undivided percentage ownership interest to the extent of its Participation Interest in such Purchased Receivables and in the Collections with respect thereto, in accordance with the terms of this Agreement, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws which may be applied in the event of the bankruptcy or insolvency of the Seller, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) free and clear of any Lien, except as provided herein.

         (d) Eligible Receivable. At the time of purchase of the undivided ownership interest in a Receivable which is identified as an Eligible Receivable for purposes of the calculations hereunder, such Receivable is an Eligible Receivable.

                  8.03. Representations and Warranties of the Servicer. The Servicer represents and warrants (in the case of the initial Servicer, as of the date hereof, and in the case of any Servicer appointed thereafter pursuant to
Article VI, as of the date of its acceptance of its appointment, and in each case as of the date of each Settlement Statement during such service) as follows:

        (a) Organization and Qualification. The Servicer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Servicer is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its business, operations, properties or financial condition.

        (b) Authorization. The Servicer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer that is enforceable against the Servicer in accordance with its terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws which may be applied in the event of the bankruptcy or insolvency of such Obligor, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

        (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Servicer, advisable in connection with the Servicer's execution and delivery of this Agreement, its consummation of the transactions herein contemplated or its performance of or its compliance with the terms and conditions hereof, to ensure the legality, validity or enforceability hereof.

        (e) Absence of Conflicts. Neither the Servicer's execution and delivery of this Agreement and the Sale Agreement, nor its consummation of the transactions herein and therein contemplated, nor its performance of or the compliance with the terms and conditions hereof, will (i) violate any Law applicable to it or (ii) conflict with or result in a breach of or a default under (A) the articles or certificate of incorporation or by-laws of the Servicer or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Servicer is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

        (f) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

        (g) Accurate and Complete Disclosure. No information, whether written or oral, furnished by the Servicer to the Administrator, the Buyers and the Buyer Agents pursuant to or in connection with this Agreement or any transaction contemplated hereby, including without limitation information regarding the Permitted Lockboxes and Lockbox Accounts, is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

        (h) No Proceedings. There are no proceedings or investigations pending (or, to the Servicer's knowledge, threatened) before any court, official body, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of any of this Agreement (B) seeking to prevent the consummation of any of the transactions contemplated by any of this Agreement, or (C) seeking any determination or ruling that could materially and adversely affect (i) the performance by the Servicer of its obligations under this Agreement or (ii) the validity or enforceability of the Contracts or any material amount of the Receivables.

        (i) Not an Investment Company. The Servicer is not and will not become as a result of the transactions contemplated by the Purchase Documents, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE IX

                                    COVENANTS
                                    ---------

                  9.01. Affirmative Covenants of the Seller. In addition to its other covenants contained herein or made pursuant hereto, the Seller covenants to the Administrator, each Buyer and each Buyer Agent as follows:

        (a) Notice of Termination Event. Promptly upon becoming aware of any Termination Event or Potential Termination Event, the Seller shall (or direct the Servicer to) give the Administrator and each Buyer Agent notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller.

        (b) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Seller shall (or direct the Servicer to) give the Administrator and each Buyer Agent notice of any material adverse change in the business, operations or financial condition of the Seller which could affect adversely the collectibility of the Purchased Receivables or the ability to service the Purchased Receivables. In order to verify compliance with this Section 9.01(b), the Seller shall furnish the following to the Administrator and each Buyer
Agent:

                  (i) as soon as practicable and in any event within 60 days following the close of each fiscal quarter, excluding the last fiscal quarter, of each fiscal year of the Seller during the term of this Agreement, an unaudited consolidated balance sheet of the Seller as at the end of such quarter and unaudited consolidated statements of income and cash flows of the Seller for such quarter and for the fiscal year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year, all in reasonable detail and certified by a Financial Officer of the Seller, subject to (A) adjustments of the type which would occur as a result of a year-end audit and (B) the absence of notes, as having been prepared in accordance with GAAP; and

                  (ii) as soon as practicable and in any event within 100 days after the close of each fiscal year of the Seller during the term of this Agreement, an unaudited consolidated balance sheet of the Seller as at the close of such fiscal year and unaudited consolidated statements of income and cash flows of the Seller for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, together with appropriate explanatory notes thereto, all in reasonable detail and certified (with respect to the consolidated financial statements) by a Financial Officer of the Seller as having been prepared in accordance with GAAP.

        (c) Preservation of Existence. The Seller shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could materially adversely affect (i) the interests of the Administrator, any Buyer or any Buyer Agent hereunder or (ii) the ability of the Seller to perform its obligations hereunder.

        (d) Compliance with Laws. The Seller shall comply in all material respects with all Laws applicable to the Seller, its business and properties, and the Purchased Receivables.

        (e) Enforceability of Obligations. The Seller shall ensure that, with respect to each Purchased Receivable, the obligation of any related Obligor to pay the unpaid balance of such Purchased Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor, except (i) as permitted by Section 6.06 hereof, (ii) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws which may be applied in the event of the bankruptcy or insolvency of such Obligor, and (iii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

        (f) Books and Records. The Seller shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Purchased Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the


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

collection of all Purchased Receivables (including, without limitation, Records adequate to permit the identification of all Collections and adjustments to each existing Purchased Receivable) at its Chief Executive Office, except as provided in Section 6.03 hereof.

        (g) Fulfillment of Obligations. The Seller will duly observe and perform, or cause to be observed or performed, all obligations and undertakings on its part to be observed and performed under or in connection with the Purchased Receivables, and, subject to Section 6.06, will do nothing to impair the rights, title and interest of any Buyer in and to its Participation Interest in the Purchased Receivables.

        (h) Customer List. The Seller shall at all times maintain (or cause the Servicer to maintain) a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Purchased Receivables, including the name, address, telephone number and account number of each such Obligor. The Seller shall deliver or cause to be delivered a copy of such list to the Administrator and each Buyer Agent as soon as practicable following the such party's request.

        (i) Copies of Reports, Filings, Opinions, etc.

                (1) Together with each Settlement Statement required to be delivered pursuant to Section 5.01, the Seller shall cause the Servicer to prepare and forward to the Administrator and each Buyer Agent (i) a report in substantially the form of Exhibit E hereto, relating to the Receivables Pool, as of the close of business on the last day of the Accounting Period most recently completed, and (ii) a listing by Obligor of all Purchased Receivables together with an aging of such Purchased Receivables, in such detail as such party may reasonably request, as of the last day of the most recently completed Accounting Period.

                (2) Upon the request of the Administrator not more often than annually, the Seller shall furnish to the Administrator, each Buyer and each Buyer Agent an opinion of counsel who shall be satisfactory to the Administrator with respect to the perfection of each Buyer's right, title and interest in the Receivables Pool and all Collections with respect thereto against all Persons whomsoever.


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

                (3) Simultaneously with the delivery of the Seller's annual financial statements pursuant to Section 9.01(b)(ii) for each fiscal year of the Seller, the Seller shall, at the Seller's expense, cause a firm of nationally recognized independent certified public accountants (who may render other services to the Servicer or the Seller) to furnish a report to the Administrator, each Buyer and each Buyer Agent to the effect that they have applied certain procedures agreed upon with the Servicer and Administrator, each Buyer and each Buyer Agent and examined certain documents and records relating to the servicing of the Receivables under this Agreement and that, based upon such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including, without limitation, the allocation of the Collections) has not been conducted in compliance with the terms and conditions of Article V and
         Section 6.08 of this Agreement and such predecessor agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement; and in addition, each report shall set forth the agreed upon procedures performed; provided that such examinations and reports may be combined with the examinations and reports required by Section 9.03(i)(3).

        (j) Litigation. As soon as possible, and in any event within three (3) Business Days of the Seller's knowledge thereof, the Seller shall (or shall direct the Servicer to) give the Administrator and each Buyer Agent notice of
(i) any litigation, investigation or proceeding to which the Seller is a party which could have an adverse effect on the business, operations, property or financial condition of the Seller or impair the ability of the Seller to perform its obligations under this Agreement and (ii) any material adverse development in previously disclosed litigation.

        (k) Total Systems Failure. The Seller shall cause the Servicer to promptly notify the Administrator and each Buyer Agent of any total systems failure and to advise the Administrator and each Buyer Agent of the estimated time required to remedy such total systems failure and of the estimated date on which a Settlement Statement can be delivered. Until a total systems failure is remedied, the Seller shall cause the Servicer (i) to furnish to the Administrator and each Buyer Agent such periodic status reports and other information relating to such total systems failure as the Administrator and each Buyer Agent may reasonably request and (ii) to promptly notify the Administrator


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

and each Buyer Agent if the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which a Settlement Statement can be delivered. The Seller shall cause the Servicer to promptly notify the Administrator and each Buyer Agent when a total systems failure has been remedied.

        (l) Notice of Change. The Seller shall give the Administrator, each Buyer and each Buyer Agent sixty (60) days' prior written notice of any change in its jurisdiction of incorporation, name, identity or corporate structure if, as a result of such change, the applicable provisions of the Revised UCC
Article 9 of any applicable jurisdiction or other applicable Laws would require the filing of any amendment of any previously filed financing statement or continuation statement or of any new financing statement. The Seller will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Revised UCC Article 9 is in effect.

        (m) Further Information. The Seller will furnish or cause to be furnished to the Administrator and each Buyer Agent such other information, as promptly as practicable, and in such form and detail, as the Administrator and each Buyer Agent may reasonably request.

        (n) Treatment of Purchase. For accounting purposes, the Seller shall treat the Purchase and each Reinvestment made hereunder as a sale of an undivided participation interest in the Purchased Receivables. The Seller shall also maintain its records and books of account in a manner which clearly reflects the sale of the Participation Interests to the Buyers and the Buyers' Investment therein.

        (o) Administrative and Operating Procedures. The Seller shall maintain and implement administrative and operating procedures adequate to permit the identification of the Receivables Pool and all collections and adjustments attributable to such Receivables Pool.

        (p) Certificates of Title.

                (1) If any amount payable under or in connection with any Purchased Receivable shall be or become evidenced by any promissory note,


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

chattel paper or other instrument, such note, chattel paper or instrument shall be duly endorsed in a manner satisfactory to the Administrator and delivered to the Administrator or its agent.

                (2) The Seller shall deliver to the Administrator any certificate of title or other evidence of ownership issued by the United States or any state or any political subdivision thereof relating to any chattel held as security for any amount payable under or in connection with any Purchased Receivable, with evidence of perfection of the security interest in such property noted thereon, if such notation is required under the laws of the jurisdiction in which such property is located in order to perfect a security interest in such property.

                (3) If the Contract relating to any Purchased Receivable requires the related Obligor to maintain insurance upon the chattel security relating to such Contract, the Seller shall deliver to the Administrator all documents or certificates relating to such insurance.

                (4) The Seller shall deliver to the Administrator any other document required by the terms of the related Contracts as a condition to the enforcement thereof.

        (q) Acknowledgment of Servicer. If there is a Servicer other than the Seller or the Company, the Seller shall deliver to the Administrator and each Buyer Agent a copy of the Successor Servicing Agreement together with an acknowledgment from the Servicer affirming that the Successor Servicing Agreement is in full force and effect.

        (r) Transfer of Receivables from the Company. Any Receivable transferred by the Company to the Seller shall be transferred in accordance with the terms and conditions of the Sale Agreement.

        (s) Separate Existence. The Seller hereby acknowledges that the Administrator, each Buyer and each Buyer Agent are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from the Company or any Company Entity (as defined below). Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Administrator, any Buyer or any Buyer Agent may

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

from time to time reasonably request, to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Company and any Affiliates (other than the Seller) thereof (each of the Company and its Affiliates (other than the Seller) shall be referred to herein as a "Company Entity"), and not just a division of any Company Entity. Without limiting the generality of the foregoing and in addition to and consistent with the covenants set forth above, the Seller shall:

                  (i) require that any and all full-time employees of the Seller identify themselves as such and not as employees of any Company Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

                  (ii) to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any Company Entity, allocate the compensation of such employee, consultant or agent between the Seller and such Company Entity on a basis which reflects the services rendered to the Seller and such Company Entity;

                  (iii) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and any Company Entity on a reasonable basis consistent with GAAP;

                  (iv) at all times on and after the Closing Date have at least one director on its board of directors who is not, (A) a director, member, officer or employee of any Company Entity, (B) a person related to any officer, member, or director of any Company Entity, (C) a holder (directly or indirectly) of more than 5% of any voting securities of any Company Entity, or (D) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of any Company Entity (the "Independent Director");

                  (v) ensure that all of its actions are duly authorized by vote of its board of directors (including the Independent Director in the case of the filing of a voluntary bankruptcy petition) in accordance with its bylaws;


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

                  (vi) maintain the Seller's books and records separate from those of any Company Entity and in a location which is clearly identified (by signage or otherwise) as allocated solely to the Seller;

                  (vii) prepare its financial statements separately from those of the Company Entities and insure that any consolidated financial statements of the Company that include the Seller have a footnote clearly stating that the Seller is a separate entity and that its assets will be available first to satisfy the claims of its creditors;

                  (viii) except as herein specifically otherwise provided, not commingle funds or other assets of Seller with those of any Company Entity and not maintain bank accounts or other depository accounts to which any Company Entity is an account party, into which any Company Entity makes deposits or from which any Company Entity has the power to make withdrawals;

                  (ix) be obligated to reimburse any Company Entity which pays any of the Seller's operating expenses; and

                  (x) not permit the Seller to be named as an insured on the insurance policy covering the property of any Company Entity, except and only to the extent that such policy also covers property of the Seller, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with the property of any Company Entity, proceeds are paid to the Seller.

        (t) Enforcement of Sale Agreement and Subsidiary Sale Agreements. The Seller shall enforce the obligations of the Company under the Sale Agreement for the benefit of the Administrator, each Buyer and each Buyer Agent. The Seller shall cause the Company to enforce the obligations of the Subsidiary Originators under the Subsidiary Sale Agreements for the benefit of the Administrator, each Buyer and each Buyer Agent.

        (u) Compliance with ERISA. (1) The Seller shall comply in all material respects with the applicable provisions of ERISA and (2) furnish to the Administrator and each Buyer Agent (i) as soon as possible after, and in any event within thirty (30) days after any Responsible Officer of the Seller or any ERISA Affiliate either knows or has reason to know that, any Reportable Event


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

has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Seller to the PBGC in an aggregate amount exceeding $10,000, or of all ERISA Affiliates of the Seller to the PBGC in an aggregate amount exceeding $200,000,000, (A) a copy of the notice of such event required to be given to the PBGC or, if notice is not so required, a statement of an officer of the Seller having responsibility over its employee benefits (a "Benefits Officer") setting forth in reasonable detail the nature of such event and the action proposed to be taken with respect thereto and (B) in the event that a notice is required to be given to the PBGC, as soon as practicable after the reasonable request of the Administrator, any Buyer or any Buyer Agent following receipt a copy of such notice, a statement of a Benefits Officer of the type described in (A) above, (ii) promptly after receipt thereof, a copy of any notice the Seller or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within ten (10) days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a copy of such notice, and, as soon as practicable after the reasonable request of the Administrator, any Buyer or any Buyer Agent, a statement of a Benefits Officer setting forth in reasonable detail the nature of such failure and the action proposed to be taken with respect thereto and (iv) promptly and in any event within thirty (30) days after receipt thereof by the Seller or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Seller or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

        (v) Collections. The Seller shall cause all Collections received directly by the Seller from Obligors to be deposited in the Permitted Lockboxes within two (2) Business Days from the date of receipt of such Collections by the Seller.

                  9.02 Negative Covenants of the Seller. The Seller covenants that it will not, without the prior written consent of the Administrator and each Buyer Agent:

        (a) Statementing for and Treatment of the Sales. Prepare any financial statements for financial accounting or reporting purposes which shall account for the transactions contemplated hereby in any manner other than as a sale of the Participation Interest in the Purchased Receivables to the Buyers.

        (b) No Rescissions or Modifications. Rescind or cancel any Purchased Receivable or related Contract or modify any terms or provisions thereof, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Administrator and the Buyer Agents.

        (c) No Liens. Cause any of the Purchased Receivables to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Participation Interests therein to the Buyers and the Liens created in connection with the transactions contemplated by this Agreement and the Program Support Agreements and other Permitted Liens.

        (d) Mergers, Acquisitions. Be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person.

        (e) No Changes. (i) Change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Revised UCC Article 9 or other applicable Laws or (ii) change its jurisdiction o f organization within the meaning of Revised UCC Article 9 or (iii) change its principal place of business or chief executive office to the State of California unless in the case of (i),(ii) or (iii) above it shall have given the Administrator and each Buyer Agent at least sixty (60) days' prior written notice thereof, or (iv) amend its articles or certificate of incorporation or its by-laws without the prior written consent of the Administrator and each Buyer Agent.

        (f) Payment Instructions. Add any bank as a Permitted Lockbox Bank, terminate any bank listed on Exhibit G hereto as a Permitted Lockbox Bank, change any Lockbox Account listed on Exhibit G hereto, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Permitted Lockbox Bank, unless the Administrator and each Buyer Agent shall have received ten (10) Business Days' prior notice of such


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

addition, termination or change and, with respect to the addition of any Permitted Lockbox Bank, a Lockbox Servicing Agreement executed by such Permitted Lockbox Bank shall have been delivered to the Administrator and each Buyer Agent.

        (g) Sales, Etc. Sell, transfer, convey, assign or lease all or any substantial part of its assets, or sell or assign with or without recourse any Receivables (other than pursuant hereto), or permit any subsidiary to do any of the foregoing.

        (h) Permitted Debt. Incur any debt or other liability except for (a) debt of the Seller in favor of the Company which is evidenced by the promissory note of the Seller delivered pursuant to the Sale Agreement containing the following terms: (i) a fixed date for the payment of principal and interest which date shall be no earlier than one year and one day after the last day on which the Aggregate Net Investment is greater than zero; (ii) the obligations under such promissory note shall be subordinated to all obligations of the Seller to the Administrator, each Buyer and each Buyer Agent and no payments shall be permitted to be made under such promissory note until the Administrator, each Buyer and each Buyer Agent have no remaining enforceable claims against the Seller (other than inchoate indemnity obligations and, if the Aggregate Net Investment is not zero, claims to a Buyer's Allocation of Collections in the event that any written-off Receivables ultimately are collected), provided that payments (including prepayments) of principal and interest may be made if, after giving effect to such payment, no Termination Event or Potential Termination Event would occur or be continuing; and (iii) the obligations of the Seller under such promissory note shall not constitute a claim against the Seller in the event the Seller has insufficient funds to satisfy the obligation unless all obligations of the Seller to the Administrator, each Buyer and each Buyer Agent have been paid in full and any period during which a trustee or receiver of the Seller or the Seller's assets could recover any payments made to the Administrator, any Buyer or any Buyer Agent hereunder has expired, (b) obligations in connection with operating expenses arising in the ordinary course of its business as well as statutorily imposed joint and several liability, including, but not limited to such statutorily imposed joint and several liability relating to income taxes and ERISA obligations and (c) any liability arising under this Agreement or any of the agreements permitted under clause (i) below.

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

        (i) Other Agreements. Not enter into or be a party to any agreement or instrument other than agreements with the Company covering the lease of its offices, the allocation of its overhead and the provision for management expenses, agreements covering insurance, this Agreement, the Sale Agreement, or any other agreement referred to herein or contemplated hereby, amend, modify or waive any provision in any thereof (except as permitted by this Agreement), or give any approval or consent or permission provided for in any thereof without the prior written consent of the Administrator (which consent will not be unreasonably withheld); provided, however, that each such agreement shall contain an undertaking from each Person who enters into any such agreement with the Seller that such Person will not institute, or join with any other Person in instituting, against the Seller any proceeding of the type referred to in
Section 11.19.

        (j) Other Business. Without the prior written consent of the Administrator, not engage in any business or enterprise or enter into any transaction other than as contemplated by this Agreement and the Sale Agreement.

                  9.03. Affirmative Covenants of the Servicer. In addition to its other covenants contained herein or made pursuant hereto, the Servicer covenants to the Administrator, each Buyer and each Buyer Agent as follows:

        (a) Notice of Termination Event. Promptly upon becoming aware of any Termination Event or Potential Termination Event, the Servicer shall give the Administrator and each Buyer Agent notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Servicer.

        (b) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Servicer shall give the Administrator and each Buyer Agent notice of any material adverse change in the business, operations or financial condition of the Servicer which could affect adversely the collectibility of the Purchased Receivables or the ability to service the Purchased Receivables. In order to verify compliance with this Section 9.03(b), the Servicer shall furnish the following to the Administrator and each Buyer Agent:

                  (i) as soon as practicable and in any event within 60 days following the close of each fiscal quarter, excluding the last fiscal quarter, of each fiscal year of the Servicer during the term of this Agreement, an unaudited consolidated balance sheet of the Servicer as at the end of such quarter and unaudited consolidated statements of income and cash flows of the Servicer for such quarter and for the fiscal year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year, all in reasonable detail and certified by a Financial Officer of the Servicer, subject to (A) adjustments of the type which would occur as a result of a year-end audit and (B) the absence of notes, as having been prepared in accordance with GAAP; and

                  (ii) as soon as practicable and in any event within 100 days after the close of each fiscal year of the Servicer during the term of this Agreement, a consolidated balance sheet of the Servicer as at the close of such fiscal year and consolidated statements of income and cash flows of the Servicer for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and certified (with respect to the consolidated financial statements) by independent certified public accountants of recognized standing selected by the Servicer and satisfactory to the Administrator, whose certificate or opinion accompanying such financial statements shall not contain any qualification, exception or scope limitation not satisfactory to the Administrator.

        (c) Preservation of Corporate Existence. The Servicer shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could materially adversely affect (i) the interests of the Administrator, any Buyer or any Buyer Agent hereunder or (ii) the ability of the Servicer to perform its obligations hereunder.

        (d) Compliance with Laws. The Servicer shall comply in all material respects with all Laws applicable to the Servicer, its business and properties, and the Purchased Receivables.

        (e) Enforceability of Obligations. The Servicer shall ensure that, with respect to each Purchased Receivable, the obligation of any related Obligor to pay the unpaid balance of such Purchased Receivable in accordance with the


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

terms of the related Contract remains legal, valid, binding and enforceable against such Obligor, except (i) as otherwise permitted by Section 6.06 hereof,
(ii) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws which may be applied in the event of the bankruptcy or insolvency of such Obligor, and (iii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

        (f) Books and Records. The Servicer shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Purchased Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all Purchased Receivables (including, without limitation, Records adequate to permit the identification of all Collections and adjustments to each existing Purchased Receivable) at its Chief Executive Office, except as provided in Section 6.03 hereof.

        (g) Fulfillment of Obligations. The Servicer will duly observe and perform, or cause to be observed or performed, all obligations and undertakings on its part to be observed and performed under or in connection with the Purchased Receivables, and, subject to Section 6.06, will do nothing to impair the rights, title and interest of any Buyer in and to its Participation Interest in the Purchased Receivables.

        (h) Customer List. The Servicer shall at all times maintain a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Purchased Receivables, including the name, address, telephone number and account number of each such Obligor. The Servicer shall deliver or cause to be delivered a copy of such list to the Administrator and each Buyer Agent as soon as practicable following the such party's request.

        (i) Copies of Reports, Filings, Opinions, Etc.

                (1) Together with each Settlement Statement required to be delivered pursuant to Section 5.01, the Servicer shall prepare and forward to the Administrator and each Buyer Agent (i) a report in substantially the form of Exhibit E hereto, relating to the Receivables Pool, as of the close of business on the last day of the Accounting Period most recently completed, and (ii) a listing by Obligor of all Purchased Receivables together with an aging of such Purchased Receivables, in such detail as such party may reasonably request, as of the last day of the most recently completed Accounting Period.

                (2) Upon the request of the Administrator not more often than annually, the Servicer shall furnish to the Administrator, each Buyer and each Buyer Agent an opinion of counsel who shall be satisfactory to the Administrator with respect to the perfection of each Buyer's right, title and interest in the Receivables Pool and all Collections with respect thereto against all Persons whomsoever.

                (3) Simultaneously with the delivery of the Servicer's annual financial statements pursuant to Section 9.03(b)(ii) for each fiscal year of the Servicer, the Servicer shall, at the Servicer's expense, cause a firm of nationally recognized independent certified public accountants (who may render other services to the Servicer or the Seller) to furnish a report to the Administrator and each Buyer Agent to the effect that they have applied certain procedures agreed upon with the Servicer and the Administrator and each Buyer Agent and examined certain documents and records relating to the servicing of the Receivables under this Agreement and that, based upon such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including, without limitation, the allocation of the Collections) has not been conducted in compliance with the terms and conditions of Article V and Section 6.08 of this Agreement and such predecessor agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement; and in addition, each report shall set forth the agreed-upon procedures performed; provided that such examinations and reports may be combined with the examinations and reports required by Section 9.01(i)(3).

        (j) Litigation. As soon as possible, and in any event within three (3) Business Days of the Servicer's knowledge thereof, the Servicer shall give the Administrator and each Buyer Agent notice of (i) any litigation, investigation or proceeding to which the Servicer is a party which could have a material adverse effect on the business, operations, property or financial condition of


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the Servicer or impair the ability of the Servicer to perform its obligations under this Agreement and (ii) any material adverse development in previously disclosed litigation.

        (k) Total Systems Failure. The Servicer shall promptly notify the Administrator and each Buyer Agent of any total systems failure and to advise the Administrator and each Buyer Agent of the estimated time required to remedy such total systems failure and of the estimated date on which a Settlement Statement can be delivered. Until a total systems failure is remedied, the Servicer shall (i) furnish to the Administrator and each Buyer Agent such periodic status reports and other information relating to such total systems failure as the Administrator and each Buyer Agent may reasonably request and
(ii) promptly notify the Administrator and each Buyer Agent if the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which a Settlement Statement can be delivered. The Servicer will promptly notify the Administrator and each Buyer Agent when a total systems failure has been remedied.

        (l) Notice of Change. The Servicer shall give the Administrator and each Buyer Agent sixty (60) days' prior written notice of any change in its jurisdiction of incorporation, name, identity or corporate structure if, as a result of such change, the applicable provisions of the Revised UCC Article 9 of any applicable jurisdiction or other applicable Laws would require the filing of any amendment of any previously filed financing statement or continuation statement or of any new financing statement. The Servicer will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Revised UCC Article 9 is in effect.

        (m) Further Information. The Servicer will furnish or cause to be furnished to the Administrator and each Buyer Agent such other information, as promptly as practicable, and in such form and detail, as the Administrator and each Buyer Agent may reasonably request.

        (n) Administrative and Operating Procedures. The Servicer shall maintain and implement administrative and operating procedures adequate to permit the identification of the Receivables Pool and all collections and adjustments attributable to such Receivables Pool.


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        (o) Certificates of Title.

            (1) If any amount payable under or in connection with any Purchased Receivable shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be duly endorsed in a manner satisfactory to the Administrator and delivered to the Administrator or its agent.

            (2) The Servicer shall deliver to the Administrator any certificate of title or other evidence of ownership issued by the United States or any state or any political subdivision thereof relating to any chattel held as security for any amount payable under or in connection with any Purchased Receivable, with evidence of perfection of the security interest in such property noted thereon, if such notation is required under the laws of the jurisdiction in which such property is located in order to perfect a security interest in such property.

            (3) If the Contract relating to any Purchased Receivable requires the related Obligor to maintain insurance upon the chattel security relating to such Contract, the Servicer shall deliver to the Administrator all documents or certificates relating to such insurance.

            (4) The Servicer shall deliver to the Administrator any other document required by the terms of the related Contracts as a condition to the enforcement thereof.

        (p) Compliance with Sale Agreement. The Company shall comply with its obligations under the Sale Agreement and each Subsidiary Sale Agreement for the benefit of the Administrator, each Buyer and each Buyer Agent.

        (q) Paying Agent. The Servicer shall cause all Collections received by a Paying Agent from Obligors to be deposited in the Permitted Lockboxes within two
(2) Business Days from the date of receipt of such Collections by the Paying Agent unless it is impossible, due solely to the acts or omissions of an Obligor or Obligors, financial institutions or other third parties, to allocate the monies received by the Paying Agent between Collections and other amounts within such period, in which case the Servicer shall cause such Collections to be deposited in the Permitted Lockboxes as promptly as possible.


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

                  9.04. Negative Covenants of the Servicer. The Servicer covenants that it will not, without the prior written consent of the Administrator and each Buyer Agent:

        (a) No Rescissions or Modifications. Rescind or cancel any Purchased Receivable or related Contract or modify any terms or provisions thereof, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Administrator.

        (b) No Liens. Cause any of the Purchased Receivables to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Participation Interests therein to the Buyers and the Liens created in connection with the transactions contemplated by this Agreement and the Program Support Agreements and other Permitted Liens, nor will it permit any of the accounts into which any Paying Agent may deposit Collections to be subject to any Lien, other than Permitted Liens.

        (c) No Changes. (i) Change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed in connection with this Agreement, the Sale Agreement, the Subsidiary Sale Agreements or the transactions contemplated hereby or thereby seriously misleading within the meaning of Revised UCC Article 9 or other applicable Laws or (ii) change its jurisdiction of organization within the meaning of Revised UCC Article 9 unless in the case of (i) or (ii) above it shall have given the Administrator and each Buyer Agent at least sixty
(60) days' prior written notice thereof.


                                    ARTICLE X

                                   TERMINATION
                                   -----------

                  10.01. Termination Events. A "Termination Event" shall mean the occurrence and continuance of one or more of the following events or conditions:

        (a) either the Seller, the Paying Agent or Servicer, as the case may be, shall fail to remit or fail to cause to be remitted to the Administrator, a Buyer or a Buyer Agent on any Settlement Date any Collections or other amounts required to be remitted to the Administrator, a Buyer or a Buyer Agent, on such Settlement Date; or


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

        (b) the Seller, the Company or an Originator shall fail to deposit or pay, or fail to cause to be deposited or paid, when due any other amount due hereunder or under the Sale Agreement or the Subsidiary Sale Agreements; or

        (c) any representation, warranty, certification or statement made by the Seller, the Company or any Originator under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by or on behalf of the Seller, the Company or any Originator to the Administrator, a Buyer or a Buyer Agent pursuant to or in connection with this Agreement (including, without limitation, the Sale Agreement and the Subsidiary Sale Agreements) shall prove to have been false or misleading in any respect material to this Agreement or the transactions contemplated hereby as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); provided, however, that the events described in this Section 10.01(c) shall not constitute a Termination Event if cured within 20 days of discovery of the false or misleading nature, but only if (i) the event described in this Section 10.01(c) is capable of being cured and (ii) the cure period will not have any material adverse effect on the Administrator, the Buyers and the Buyer Agents; or

        (d) the Seller, the Company, any Originator or the Servicer shall fail to obtain the prior consent of the Administrator, the Buyers and the Buyer Agents to any action or provision as to which such consent is required by the terms of this Agreement, the Sale Agreement or the Subsidiary Sale Agreements; or

        (e) the Seller, the Company, any Originator or the Servicer shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein or in the Sale Agreement or in a Subsidiary Sale Agreement and such default or failure shall continue for twenty (20) days after either (i) any Responsible Officer of the Seller, the Company or any Originator becomes aware thereof or (ii) written notice thereof to the Seller by the Administrator or a Buyer Agent; or

        (f) a default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness

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

for borrowed money of, or guaranteed by, the Seller, the Company or any Affiliate thereof, and in an amount equal to or in excess of $5,000,000 in the case of the Company or any Affiliate thereof other than the Seller, which default permits acceleration of the maturity of such indebtedness; or

        (g) a Permitted Lockbox Bank shall default or fail in the performance or observance of any agreement or duty applicable to it under the Lockbox Servicing Agreement executed by it and such default or failure shall continue for two (2) Business Days after notice thereof to such Permitted Lockbox Bank and within such period another Permitted Lockbox with another Permitted Lockbox Bank is not established by the Seller, if so requested by the Administrator; or

        (h) litigation (including, without limitation, derivative actions), arbitration, governmental proceedings or actions pursuant to or brought to enforce any Law is pending against the Seller, the Company or any Affiliate thereof which in the reasonable opinion of the Administrator or a Buyer Agent is likely to (i) adversely affect the financial position or business of the Seller or impair the ability of the Seller to perform its obligations under this Agreement or the Sale Agreement, (ii) materially adversely affect the financial position or business of the Company or impair the ability of the Company to perform its obligations under this Agreement, the Sale Agreement or the Subsidiary Sale Agreements or (iii) materially adversely affect the financial position or business of the Subsidiary Originators or impair the ability of the Subsidiary Originators to perform their obligations under the Subsidiary Sale Agreements; or

        (i) there shall have occurred any event which materially adversely affects the collectibility of a material amount of the Purchased Receivables or there shall have occurred any other event which materially adversely affects the ability of the Servicer to collect the Purchased Receivables or the ability of the Servicer to perform hereunder; or

        (j) an Event of Bankruptcy shall occur with respect to (i) the Seller, the Company, any Subsidiary Originator or any Paying Agent, or (ii) one or more Affiliates of the Seller or the Company which could have a material adverse effect on the business, financial condition or operations of the Seller, the Company or any Originator; provided that, in the case of an involuntary


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proceeding against any Company Entity, the same shall remain undismissed for sixty (60) days thereafter; provided, further that the immediately proceeding proviso shall not apply if the actions sought in such Event of Bankruptcy shall occur; or

        (k) a Buyer or the Receivables Pool shall be deemed to have become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

        (l) the average Rate of Collections for any three consecutive Accounting Periods shall be less than 40%; or

        (m) (i) the Sale Agreement ceases to be in full force and effect, or ceases to evidence the transfer by the Company to the Seller of all Purchased Receivables; or (ii) a Subsidiary Sale Agreement ceases to be in full force and effect, or ceases to evidence the transfer by the applicable Subsidiary Originator to the Company of all of that Subsidiary Originator's Staffing Solutions Receivables; or

        (n) the ability of the Seller to transfer undivided interests in the Purchased Receivables hereunder, the ability of the Company to transfer Purchased Receivables under the Sale Agreement or the ability of a Subsidiary Originator to transfer Staffing Solution Receivables under a Subsidiary Sale Agreement shall have been adversely affected by any action of a regulatory authority having jurisdiction over the Seller, the Company or any Subsidiary Originator, as the case may be; or

       (o) this Agreement or each Certificate of Participation, or a combination thereof, shall for any reason neither (1) evidence the transfer to each Buyer (or its assignees or transferees) of legal and equitable right, title and interest to, and ownership of, an undivided percentage ownership interest in the Purchased Receivables and Collections with respect thereto to the extent of the Participation Interest of such Buyer, nor (2) create a valid and perfected first priority security interest (as defined in Revised UCC Article 9) in favor of the Administrator in the Purchased Receivables and Collections with respect thereto; or

        (p) (i) any Person or two or more Persons acting in concert, other than the Shaw Family, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting capital stock of the Company having the power (without the occurrence of a

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

contingency) to elect the Board of Directors of the Company ("Volt Voting Stock"), unless the Shaw Family also beneficially owns, in the aggregate, 30% or more of the outstanding shares of Volt Voting Stock; or (ii) as of any date, a majority of the Board of Directors of the Company consists of individuals who were not either (A) directors of the Company as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

        (q) the average Default Ratio for any three consecutive Accounting Periods is greater than 4%.

                  10.02. Consequences of a Termination Event.

         (a) If a Termination Event specified in Section 10.01 hereof shall occur and be continuing, the Administrator may (with the consent of the Majority Buyers) or shall (at the direction of a Buyer), by notice to the Seller, terminate each Buyer's obligation to purchase the Participation Interest or make Reinvestments hereunder; provided, that in the case of a Termination Event under clause (i) of Section 10.01(j), such obligation of the Buyers hereunder shall be automatically terminated without any action on the part of the Administrator. Any such termination shall reduce the Aggregate Maximum Net Investment in effect from time to time thereafter to the amount of the Aggregate Net Investment at such time and as a result shall reduce the amount of each Buyer's Maximum Net Investment in effect from time to time thereafter to the amount of such Buyer's Net Investment, at such time.

         (b) Upon any termination of the Buyers' obligation to purchase the Participation Interests and to make Reinvestments pursuant to this Section 10.02, the Administrator, the Buyers and the Buyer Agents shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the Uniform Commercial Code of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.

         (c) The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller


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

within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. ss.365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

                  11.01. Expenses. The Seller agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Administrator, each Buyer and each Buyer Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountant's and other third parties' fees and expenses, any filing fees, stamp taxes, expenses of litigation or preparation therefor, audit expenses and expenses incurred by officers or employees of the Administrator, each Buyer and each Buyer Agent, in each case to the extent reasonable, but excluding salaries and similar overhead costs of the Administrator, each Buyer and each Buyer Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of the Administrator, each Buyer and each Buyer Agent from time to time (a) arising in connection with the development, audit, delivery, collection, preparation, printing, execution, performance, administration and interpretation of the Purchase Documents, or transactions undertaken, pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of a Buyer's Participation Interest in the Purchased Receivables), (b) relating to any amendments, waivers or consents to the Purchase Documents requested by the Seller, the Company or an Originator, (c) arising in connection with the Administrator's, a Buyer's or a Buyer's Agent or their agent's enforcement or preservation of rights under the Purchase Documents, or (d) arising in connection with any litigation or preparation for litigation involving the Purchase Documents, which, including all amounts payable under Section 11.03, shall be referred to in this Agreement as "Transaction Costs".

                  11.02. Payments. All payments to the Administrator, the Buyers or the Buyer Agents hereunder shall be received by 11:00 a.m., Pittsburgh time, on the day when due, by the party to which such amount is due in Dollars in immediately available funds. All amounts received after 11:00 A.M. (Pittsburgh time) will be deemed to have been received on the next Business Day. To the extent permitted by Law, any amounts due from the Seller or Servicer hereunder which are not received by 11:00 A.M. (Pittsburgh time) shall bear interest


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

(including interest on interest) for each day from the day due until received on a Business Day by 11:00 A.M. (Pittsburgh time), payable on demand, at a rate per annum equal to two percent (2.00%) above the Reference Rate.

                  11.03. Indemnity for Taxes, Reserves and Expenses. If after the date hereof, the adoption of any Law or guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of Law):

        (a) subjects an Affected Party to any tax or changes the basis of taxation with respect to the Purchase Documents, the Participation Interests, the Purchased Receivables or payments of amounts due hereunder or under the Purchased Receivables (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or license taxes (unless such tax results solely from the failure to file or keep current any certification or documentation required to qualify for any exemption from or reduction of any such tax to which such Affected Party would otherwise be entitled), and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax (unless such failure or delay results solely from such Affected Party's gross negligence or willful misconduct), but excluding Income Taxes incurred by such Affected Party arising out of or as a result of this Agreement or the ownership of the Participation Interests or in respect of any Receivable), or

        (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, an Affected Party, or

        (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party, or

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

        (d) imposes upon an Affected Party any other condition or expense (including, without limitation, (i) loss of margin and (ii) attorneys' fees and expenses, expenses incurred by officers or employees of the Administrator's or a Buyer Agent's credit recovery group (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing), in each case only to the extent such expenses are reasonable, with respect to the Purchase Documents, the Participation Interests, the Purchased Receivables or the purchase, maintenance or funding of the purchase of the Participation Interests in any Receivables by an Affected Party,

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, the obligations hereunder or the funding of purchases hereunder, such Affected Party may notify the Seller of the amount of such increase, reduction, or imposition, and the Seller shall pay to such Affected Party the amount so notified to the Seller by the such Affected Party (which determination shall be conclusive) necessary to compensate such Affected Party for such increase, reduction or imposition; provided, that the Seller and any other persons who from time to time sell receivables or interests therein to the Buyers ("Other Sellers") each shall be liable for such amount ratably in accordance with the usage under their respective facilities; provided, further, that (i) if any portion of such amount is attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such portion, and (ii) if any portion of such amount is attributable to any Other Seller and not attributable to the Seller in any way, the Seller shall not be liable for any of such portion. Such Affected Party's determination with respect to the allocation of such amounts among the Seller and Other Sellers shall be binding on the Seller. Such amounts shall be due and payable by the Seller to such Affected Party ten (10) Business Days after such notice is given.

                  11.04.   Indemnity.

        (a) The Seller agrees to indemnify, defend and save harmless the Administrator, each Buyer, each Buyer Agent, their respective directors, officers, shareholders, members, employees, agents and each legal entity, if any, who controls the Administrator, such Buyer or such Buyer Agent (each, an "Indemnified Party"), forthwith on demand, from and against any and all losses,


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

claims, damages, liabilities, costs and expenses (including, without limitation, all attorneys' fees and expenses, expenses incurred by their respective credit recovery groups (or any successors thereto) and expenses of settlement, litigation or preparation therefor) which the Administrator, such Buyer or such Buyer Agent may incur or which may be asserted against the Administrator, such Buyer or such Buyer Agent by any Person (including, without limitation, the Company or any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller) (all of the foregoing being collectively referred to as "Losses"), excluding, however, (a) Losses to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise provided in this Agreement) for Defaulted Receivables, (c) any Losses with respect to any tax, reserve, capital charge or expense related thereto (indemnification with respect to such Losses being provided as and to the extent provided in Section 11.03), or (d) Losses to the extent that such Losses resulted from an act or omission of the Servicer, if the Servicer is not the Company or an Affiliate of the Company arising from or incurred in connection with (i) any breach of a representation, warranty or covenant by the Seller or the Company made or deemed made hereunder or in connection herewith or the transactions contemplated herewith, or (ii) any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, on tort, on contract or otherwise, before any local, state or federal court, arbitrator or administrative, governmental or regulatory body, which arises out of or relates to the Purchase Documents, the Participation Interests in the Purchased Receivables or related Contracts, or the use of the proceeds of the sale of the Participation Interests in the Receivables pursuant hereto or the transactions contemplated hereby (all Losses, after giving effect to the limitations set forth in clauses (a) through (d) above, being hereinafter referred to as "Indemnified Amounts").

        (b) Without limitation of the generality of Section 11.04(a), the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the creation of a Participation Interest in any Purchased Receivable which is not at the date of the creation of such Participation Interest an Eligible Receivable;


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

                  (ii) reliance on any representation or warranty made or deemed made by the Seller, the Company or any Originator (or any of its respective Responsible Officers) or any statement made by any Responsible Officer of the Seller, the Company or any Originator under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                  (iii) the failure by the Seller, the Company or any Originator to comply with any applicable law, rule or regulation;

                  (iv) the failure to vest in a Buyer, in accordance with the terms of this Agreement, an undivided percentage interest, to the extent of its Participation Interest, in the Purchased Receivables and Collections in respect thereof free and clear of any Lien except as provided in this Agreement;

                  (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under Revised UCC Article 9 of any applicable jurisdiction or under any other applicable law with respect to the assignment of the Participation Interests;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable (including, without limitation, a defense based on such Purchased Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Purchased Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vii) any failure of the Seller, the Company or any Originator to perform its duties or obligations in accordance with the provisions of this Agreement; or

                  (viii) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract.

         (c) Promptly upon receipt by any Indemnified Party hereunder of notice of the commencement of any suit, action, claim, proceeding or governmental


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investigation (an "Action"), such Indemnified Party shall, if a claim in respect thereof is to be made against the Seller hereunder, notify the Seller in writing of the commencement thereof. The Seller may participate in the defense of any such Action at its expense, and no settlement thereof shall be made without the approval of the Seller and the Indemnified Party. The approval of the Seller will not be unreasonably withheld or delayed. In case any Action shall be brought against any Indemnified Party, the Seller shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Indemnified Party, and after notice from the Seller to such Indemnified Party of its election so to assume the defense thereof, the Seller shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such Action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Seller and such Indemnified Party shall have mutually agreed in writing to the retention of such counsel or
(ii) the named parties to any such Action (including any impleaded parties) include both the Seller and such Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Seller shall not, in conjunction with any Action or related Actions in the same jurisdiction, be liable for the fees and reasonable expenses of more than one separate firm in addition to any local counsel for all such Indemnified Parties, unless (i) the Seller and such Indemnified Parties shall have mutually agreed in writing to the retention of separate counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Parties and representation of such Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and that all such fees and reasonable expenses shall be reimbursed as they are incurred.

         (d) The indemnity contained in this Section 11.04 shall survive the termination of this Agreement.

                  11.05. Holidays. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due the next following Business Day.

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

                  11.06. Records. All amounts calculated or due from hereunder shall be determined from the records of the Administrator, the Buyers and the Buyer Agents, which determinations shall be conclusive absent manifest error.

                  11.07. Amendments and Waivers. The Administrator, the Majority Buyers, the applicable Buyer Agents, if applicable Fifth Third in its individual capacity, the Company and the Seller may from time to time enter into agreements amending, modifying or supplementing this Agreement, and the Administrator and the Majority Buyers, in their sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller or the Company under this Agreement. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. Any waiver of any provision hereof, and any consent to a departure by the Seller from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, to the extent required by the securitization program of any Buyer, no such amendment shall be effective until the Rating Agency Condition shall have been satisfied with respect thereto (the Administrator hereby agrees to provide executed copies of any material amendment to or waiver of any provision of this Agreement to the Rating Agencies); provided, further that no such amendment or waiver shall, without the consent of each Buyer and any Affected Party (other than such Affected Party's Affiliates), (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Cost of Funds, (C) reduce any fees payable to the Administrator, any Buyer Agent or any Buyer pursuant to the applicable related fee letter agreement, (D) change the amount of Net Investment of any Buyer, any Buyer's Participation Interest or any Buyer's Maximum Net Investment, (E) amend, modify or waive any provision of the definition of "Majority Buyers," this
Section 11.07, Section 4.03(e), Section 4.03(f), Section 4.03(g), Section 5.01,
Section 9.01(l), Section 9.02(e), Section 11.19, Section 11.20 or Section 11.22,
(F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Loss Ratio," "Loss Horizon Ratio," "Dilution Horizon," "Deferred Purchaser Price," "Dilution Ratio," "Dilution Spike Factor" or "Termination Event," (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through
(G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses including, without limitation, the definitions of "Liquidity Agreement" and "Liquidity Termination Date," or (I) would otherwise have a material adverse effect on the rights and obligations of the Administrator, any Buyer, any Buyer Agent or any Affected Party. No failure on the part of the Buyers, the Buyer Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  11.08. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Administrator, any Buyer or any Buyer Agent in exercising any right, power or privilege under the Purchase Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Administrator, the Buyers and the Buyer Agents under the Purchase Documents are cumulative and not exclusive of any rights or remedies which such parties would otherwise have.

                  11.09. No Discharge. The obligations of the Seller and the Company under the Purchase Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Purchase Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by the Administrator, any Buyer or any Buyer Agent of any balance of any deposit account or credit on its respective books in favor of the Seller or the Company or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Seller or the Company as a matter of Law.

                  11.10. Notices. All notices under Section 10.02 hereof shall be given to the Seller: (i) by telephone (confirmed by first-class mail) or facsimile (and which shall be effective when given by telephone or sent by facsimile, if given or sent on a Business Day; otherwise, on the next Business

Day); or (ii) by first-class mail (which shall be effective three Business Days after being deposited in the mail, if deposited on a Business Day; otherwise, four Business Days thereafter); or (iii) by overnight express mail or overnight courier (which shall be effective one Business Day after being delivered to the courier, if delivered on a Business Day; otherwise, two Business Days); and in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be in writing (including telexed or facsimile communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, express mail, or by facsimile, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                  11.11. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  11.12. Governing Law. THIS AGREEMENT AND THE CERTIFICATES OF PARTICIPATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES (OTHER THAN
SECTION 5-1401 OF NEW YORK'S GENERAL OBLIGATIONS LAW). Each of the Seller and the Company hereby consents to the jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising in connection with this Agreement, and for such purpose, to the extent it may lawfully do so, waives any objection to such jurisdiction or to venue therein.

                  11.13. Prior Understandings. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral, except as specifically referred to herein. This Agreement amends and restates the Existing Agreement in its entirety, effective as of the Closing Date, and is not intended to constitute a novation of the obligations thereunder. Nothing contained herein shall terminate any security interests, guaranties or subordinations previously granted in favor of TRFCO in connection with the Existing Agreement and the transactions contemplated thereby; such security interests, guaranties and subordinations are being assigned by TRFCO to the Administrator, on behalf of the Buyers and Buyer Agents; and such security interests, guaranties and subordinations shall continue in full force and effect in favor of the Buyers (or the Buyer Agents or Administrator, on behalf of the Buyers) from and after the Closing Date.

                  11.14. Survival. All representations and warranties of the Seller and the Company contained herein or made in connection herewith or in connection with a Certificate of Participation shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement or a Certificate of Participation, any investigation by the Administrator, any Buyer or any Buyer Agent, the purchase, repurchase or payment of a Participation Interest in any Purchased Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 11.07 hereof). All obligations of the Seller to make payments to, or to indemnify, the Administrator, any Buyer or any Buyer Agent or to repurchase a Participation Interest in the Purchased Receivables from the Administrator, any Buyer or any Buyer Agent shall survive the payment of all Purchased Receivables, the termination of the Purchase Obligation and the termination of all other obligations of the Seller hereunder and shall not be affected by reason of an invalidity, illegality or irregularity of any Purchased Receivable. The covenants and agreements contained in or given pursuant to this Agreement (including, without limitation, those contained in Article IX) shall continue in full force and effect until the termination of the Purchase Obligation, liquidation of all Participation Interests in the Purchased Receivables and discharge of all other obligations of the Seller and the Company hereunder.

                  11.15. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  11.16. Set-Off. In case a Termination Event shall occur and be continuing, the Administrator, each Buyer and its related Buyer Agent and, to the fullest extent permitted by Law, the holder of any assignment of a Buyer's rights hereunder (including without limitation each Affected Party), shall each have the right, in addition to all other rights and remedies available to it, without notice to the Seller, to set-off against and to appropriate and apply to any amount owing by the Seller hereunder which has become due and payable, any debt owing to, and any other funds held in any manner for the account of, the Seller by, the Administrator, a Buyer, its related Buyer Agent or by any holder of any assignment, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Seller with the Administrator, a Buyer or any holder of any assignment. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Seller is or are matured other than by operation of this Section 11.16 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Administrator, a Buyer, its related Buyer Agent or any holder. Nothing in this Agreement shall be deemed a waiver or prohibition or restriction of the Administrator's, a Buyer's, its related Buyer Agent's or any holder's rights of set-off or other rights under applicable Law.

                  11.17. Time of Essence. Time is of the essence in this Agreement.

                  11.18. Payments Set Aside. To the extent that the Seller, the Company or any Obligor makes a payment to the Administrator, a Buyer or a Buyer Agent or the Administrator, a Buyer or a Buyer Agent exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, the Company, any Originator, such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 11.18 shall survive the termination of this Agreement.

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

                  11.19. No Petition. Each party hereto hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all outstanding commercial paper notes or other indebtedness of each Buyer, it will not institute against or join any other Person in instituting against such Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The agreements set forth in this
Section 11.19 and the parties' respective obligations under this Section 11.19 shall survive the termination of this Agreement.

                  11.20. No Recourse. (a) The obligations of the Administrator, the Buyers and the Buyer Agents under this Agreement are solely the corporate obligations of such party. No recourse shall be had for the payment of any amount owing in respect to this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against AMACAR, against any stockholder, employee, officer, director or incorporator of the Administrator, the Buyers and the Buyer Agents or any stockholder, employee, officer, director, incorporator or affiliate thereof. For purposes of this paragraph, the term "AMACAR" shall mean and include AMACAR Group, L.L.C. and all Affiliates thereof and any employee, officer, director, incorporator, shareholder or beneficial owner of any of them; provided, however, that Market Street shall not be considered to be an affiliate of AMACAR. (b) Relationship Funding shall not have any obligation to pay any amounts owing hereunder unless and until Relationship Funding has received such amounts pursuant to the Participation Interest and such amounts are not necessary to pay outstanding commercial paper notes or other outstanding indebtedness of Relationship Funding. In addition, each party hereto hereby agrees that no liability or obligation of Relationship Funding hereunder for fees, expenses or indemnities shall constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code) against Relationship Funding unless Relationship Funding has received cash from the Participation Interest sufficient to pay such amounts, and such amounts are not necessary to pay outstanding commercial paper notes or other indebtedness of Relationship Funding. The agreements set forth in this Section 11.20(b) and the parties' respective obligations under this Section 11.20(b) shall survive the termination of this Agreement. (c) Market Street shall not have any obligation to pay any amounts owing hereunder unless and until Market Street has received such amounts pursuant to the Participation Interest and such amounts are not necessary to pay outstanding commercial paper notes or other outstanding indebtedness of Market Street. In addition, each party hereto hereby agrees that no liability or obligation of Market Street hereunder for fees, expenses or indemnities shall constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code) against Market Street unless Market Street has received cash from the Participation Interest sufficient to pay such amounts, and such amounts are not necessary to pay outstanding commercial paper notes or other indebtedness of Market Street. The agreements set forth in this Section 11.20(c) and the parties' respective obligations under this Section 11.20(c) shall survive the termination of this Agreement. For the avoidance of doubt, Section 11.20(b) and (c) are not intended to address and do not address the obligations of the Buyers to purchase a Participation Interest from TRFCO on the Closing Date, to make a Reinvestment on any date, or to increase the Aggregate Net Investment in the Receivables Pool on any Settlement Date. Such obligations are subject to the other provisions of this Agreement, including but not limited, Sections 4.02 and 4.03.

                  11.21. Tax Treatment. It is the intention of the parties hereto that for the purposes of all taxes, the transactions contemplated hereby shall be treated as a loan by the Buyers to the Seller secured by the Receivables (the "Intended Characterization"). Each party hereby agrees that it will report such transactions for the purposes of all taxes, and otherwise will act for the purposes of all taxes, in a manner consistent with the Intended Characterization.

                  11.22. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other parties hereto; provided that no Buyer shall be prohibited from or require consent for making any assignment (including a grant of a security interest and permitting foreclosure thereon) contemplated in or permitted by a Liquidity Agreement or a Program Support Agreement; provided further, neither Market Street nor Relationship Funding shall need consent to assign any of its rights or delegate any of its duties hereunder to an Affiliate.

         11.23. Limitation on Signing Authority. Notwithstanding anything to the contrary contained herein, no party (other than Relationship Funding) shall have the power or authority to sign any document in the name of Relationship Funding.

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

                                   ARTICLE XII

                                   THE AGENTS
                                   ----------

                  12.01. Appointment and Authorization. Each Buyer and Buyer Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the "Administrator" hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Buyer or Buyer Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller, the Company or Servicer. Notwithstanding any provision of this Agreement or any other Purchase Documents to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Purchase Document or applicable law.

        (a) Each Buyer hereby irrevocably designates and appoints the respective institution identified as the Buyer Agent for such Buyer's on the signature pages hereto or in an assignment agreement pursuant to which such Buyer becomes a party hereto, and each authorizes such Buyer Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Buyer Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Buyer Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Buyer or other Buyer Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Buyer Agent shall be read into this Agreement or otherwise exist against such Buyer Agent.

        (b) Except as otherwise specifically provided in this Agreement, the provisions of this Article XII are solely for the benefit of the Buyer Agents, the Administrator and the Buyers, and none of the Seller, the Company or

                                      100
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Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XII, except that this Article XII shall not affect any obligations or liability which any Buyer Agent, Fifth Third (in its individual capacity), the Administrator or any Buyer may have to the Seller, the Company or the Servicer under the other provisions of this Agreement. Furthermore, no Buyer shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Buyer Agent which is not the Buyer Agent for such Buyer.

        (c) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Buyers and the Buyer Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Company, any Originator or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Buyer Agent shall act solely as the agent of its respective Buyer and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Company, any Originator, the Servicer, any other Buyer, any other Buyer Agent or the Administrator, or any of their respective successors and assigns.

                  12.02. Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  12.03. Exculpatory Provisions. None of the Buyer Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Buyers or (ii) in the absence of such Person's gross negligence or willful misconduct. The Administrator shall not be responsible to any Buyer, Buyer Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, the Company, the Servicer, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Purchase Document, (iii) any failure of the Seller, the Company, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or

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under the other Purchase Documents to which it is a party (or under any
Contract), or (iv) the satisfaction of any condition specified in Sections 4.02 or 4.03. The Administrator shall not have any obligation to any Buyer or Buyer Agent to ascertain or inquire about the observance or performance of any agreement contained in any Purchase Document or to inspect the properties, books or records of the Seller, the Company, the Servicer, any Originator or any of their respective Affiliates.

                  12.04. Reliance by Agents. Each Buyer Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Buyer Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Purchase Document unless it shall first receive such advice or concurrence of the Majority Buyers, and assurance of its indemnification, as it deems appropriate.

        (a) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Buyers or the Buyer Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Buyers, the Administrator and Buyer Agents.

        (b) A Buyer shall be entitled to request or direct the related Buyer Agent to take action, or refrain from taking action, under this Agreement on behalf of such Buyer. Such Buyer Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Buyer, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Buyer Agent's Buyer.

        (c) Unless otherwise advised in writing by a Buyer Agent or by any Buyer on whose behalf such Buyer Agent is purportedly acting, each party to this Agreement may assume that (i) such Buyer Agent is acting for the benefit of each of the Buyer in respect of which such Buyer Agent is identified as being the "Buyer Agent" in the definition of "Buyer Agent" hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Buyer Agent has been duly authorized and approved by all necessary action on the part of the Buyer on whose behalf it is purportedly acting. Each Buyer Agent and its Buyer shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Buyer Agent.

                  12.05. Notice of Termination Events and Servicer Events. Neither any Buyer Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event, Potential Termination Event, Servicer Event or Potential Servicer Event, unless the Administrator has received notice from any Buyer, Buyer Agent, the Servicer or the Seller stating that a Termination Event, Potential Termination Event, a Servicer Event or Potential Servicer Event has occurred hereunder and describing such Termination Event, Potential Termination Event, Servicer Event or Potential Servicer Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Buyer Agent whereupon each such Buyer Agent shall promptly give notice thereof to its related Buyer. In the event that a Buyer Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event, a Potential Termination Event, a Servicer Event or a Potential Servicer Event as may be directed by the Majority Buyers (unless such action otherwise requires the consent of all Buyers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Buyers and the Buyer Agents.

                  12.06. Non-Reliance on Administrator, Buyer Agents and Other Buyers. Each Buyer expressly acknowledges that none of the Administrator, the Buyer Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Buyer Agent hereafter taken, including any review of the affairs of the Seller, the Company, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Buyer Agent, as applicable. Each Buyer represents and warrants to the Administrator and the Buyer Agents that, independently and without reliance upon the Administrator, Buyer Agents or any other Buyer and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Company, the Servicer and the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Purchase Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Buyer Agent with any information concerning the Seller, the Company, the Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  12.07. Administrators and Affiliates. Each of the Buyers, the Buyer Agents and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, the Company, the Servicer or any Originator or any of their Affiliates. With respect to the acquisition of the Purchased Receivables pursuant to this Agreement, each of the Buyer Agents and the Administrator shall have the same rights and powers under this Agreement as any Buyer and may exercise the same as though it were not such an agent, and the terms "Buyer" and "Buyers" shall include, to the extent applicable, each of the Buyer Agents and the Administrator in their individual capacities.

                  12.08. Indemnification. Each Buyer (other than Relationship Funding), and Fifth Third as Relationship Funding's Buyer Agent, shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, the Company, the Servicer or any Originator and without limiting the obligation of the Seller, the Company, the Servicer, or any Originator to do so), ratably (based on its Maximum Net Investment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Purchase Documents or the execution, delivery or performance of the Purchase Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction).

                  12.09. Successor Administrator. The Administrator may, upon at least five (5) days' notice to the Seller, each Buyer and Buyer Agent, resign as Administrator. Such resignation shall not become effective until a successor Administrator is appointed by the Majority Buyers and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Purchase Documents. After any retiring Administrator's resignation hereunder, the provisions of Sections 11.01 11.03 and 11.04 and this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

                                   MARKET STREET FUNDING LLC,
                                   as a Buyer


                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title:_______________________________________

                                   Address:

                                   c/o AMACAR Group, LLC
                                   6525 Morrison Blvd., Suite 318
                                   Charlotte, NC  28211

                                   Attention: Douglas K. Johnson
                                   Telephone:  (704) 365-0569
                                   Facsimile:  (704) 365-1362

                                   Maximum Net Investment:
                                   $125,000,000

                                   Buyer Agent:
                                   PNC Bank, National Association



                                  S-1                      (Amended and Restated
                                                 Receivables Purchase Agreement)

                                   PNC BANK, NATIONAL ASSOCIATION, as
                                   Administrator and a Buyer Agent


                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Address:

                                   PNC Bank, National Association
                                   One PNC Plaza
                                   249 Fifth Avenue
                                   Pittsburgh, Pennsylvania 15222-2702

                                   Attention: William Falcon
                                   Telephone:  (412) 762-5442
                                   Facsimile:  (412) 762-9184

                                  S-2                      (Amended and Restated
                                                 Receivables Purchase Agreement)

                                   RELATIONSHIP FUNDING COMPANY, LLC,
                                     as a Buyer


                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Address:

                                   Relationship Funding Company, LLC
                                   227 West Monroe Street, Suite 4900
                                   Chicago, Illinois 60606

                                   Attention: Operations
                                   Telephone: (312) 977-4560
                                   Facsimile: (312) 977-1967

                                   Maximum Net Investment:
                                   $75,000,000


                                   Buyer Agent:
                                   Fifth Third Bank

                                  S-3                      (Amended and Restated
                                                 Receivables Purchase Agreement)

                                   FIFTH THIRD BANK,
                                   as a Buyer Agent (and as to
                                      Section 4.08 in its individual
                                      capacity)


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Address:

                                   Fifth Third Bank - Asset
                                       Securitization Group
                                   38 Fountain Square Plaza
                                   MD 109046
                                   Cincinnati, Ohio  45202

                                   Attention: Andrew D. Jones
                                   Telephone:  (513) 534-0836
                                   Facsimile:  (513) 534-0319

                                  S-4                      (Amended and Restated
                                                 Receivables Purchase Agreement)

                                   VOLT FUNDING CORP.


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Address:

                                   Volt Funding Corp.
                                   560 Lexington Avenue, 15th Floor
                                   New York, New York  10022

                                   Attention:  Chief Financial Officer
                                   Telephone:  (212) 704-2450
                                   Facsimile:  (212) 704-2470


                                  S-5                      (Amended and Restated
                                                 Receivables Purchase Agreement)

                                   VOLT INFORMATION SCIENCES, INC.


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Address:

                                   Volt Information Sciences, Inc.
                                   560 Lexington Avenue, 15th Floor
                                   New York, New York  10022

                                   Attention:  Chief Financial Officer
                                   Telephone:  (212) 704-2400
                                   Facsimile:  (212) 704-2417

                                  S-6                      (Amended and Restated
                                                 Receivables Purchase Agreement)